CALCULATION OF REGISTRATION FEE
Class of securities offered	Aggregate offering price	Amount of Registration Fee
5.500% Subordinated Notes due 2064 (Subordinated Deferrable Interest Notes)	$250,000,000	$30,300(1)

(1)
The filing fee of  $30,300 is calculated in accordance with Rule 457(r) of the Securities Act of 1933. No additional registration fee has been paid with respect to this offering.

 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-221261
Prospectus Supplement
(To prospectus dated November 1, 2017)
National Rural Utilities
Cooperative Finance Corporation
$250,000,000
5.500% Subordinated Notes due 2064
(Subordinated Deferrable Interest Notes)
This is an offering by National Rural Utilities Cooperative Finance Corporation of  $250,000,000 aggregate principal amount of its 5.500% Subordinated Notes due 2064 (Subordinated Deferrable Interest Notes) (the “Notes”). The Notes are our unsecured, subordinated debt instruments and will bear interest at the rate of 5.500% per year. Interest on the Notes is payable quarterly in arrears on February 15, May 15, August 15, and November 15 of each year, beginning on August 15, 2019. So long as no event of default with respect to the Notes has occurred and is continuing, we have the right, on one or more occasions, to extend the payment of interest on the Notes as described in this prospectus supplement for one or more consecutive interest periods not exceeding forty (40) consecutive quarterly periods. Extended interest will accrue additional interest at a rate equal to the interest rate on the Notes.
The Notes will be issued only in denominations of  $25.00 and integral multiples in excess thereof.
We may redeem the Notes at our option, at the times and at the applicable redemption price described in this prospectus supplement under the section “Description of the Notes — Optional Redemption.” The Notes will be unsecured and will rank subordinate in right of payment to all of our current and future senior indebtedness. The Notes will be senior to our members’ subordinated certificates. The Notes will rank equal in right of payment and upon liquidation to our outstanding subordinated notes and any other equally-ranked subordinated notes we may issue.
The Notes will constitute a new series of securities with no established trading market. We will apply to list the Notes for trading on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the Notes are first issued.
The Notes are not insured or guaranteed by any governmental agency.
Investing in the Notes involves certain risks. You should consider the information under the heading “Risk Factors” on page S-6 of this prospectus supplement before investing in the Notes.
None of the United States Securities and Exchange Commission, any state securities commission or any foreign governmental agency has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Note	Total
Price to the public(1)	$25.00000	250,000,000
Underwriting discount(2)	$0.623625	6,236,250
Proceeds, before expenses, to us(2)	$24.37638	243,763,750

(1)
Plus accrued interest, if any from May 6, 2019 if settlement occurs after that date.

(2)
An underwriting discount of  $0.7875 per Note sold in this offering (or up to $7,875,000 for all Notes) will be deducted from the proceeds paid to us by the underwriters. However, the discount will be $0.5000 per Note for sales to institutions. As a result of sales to certain institutions, the total underwriting discount and the total proceeds to us (after deducting such discount) will equal $6,236,250 and $243,763,750, respectively.

The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank S.A./N.V., on or about May 6, 2019.
J.P. Morgan Securities LLC and RBC Capital Markets, LLC acted as joint structuring advisors for this transaction.
Joint Book-Running Managers
J.P. Morgan	RBC Capital Markets
Co-Managers
Mizuho Securities	MUFG	Scotiabank	PNC Capital Markets LLC
KeyBanc Capital Markets	SunTrust Robinson Humphrey	US Bancorp	Regions Securities LLC
The date of this prospectus supplement is April 29, 2019

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any written communication from us or the underwriters specifying the final terms of the offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. You should not assume that the information incorporated by reference or contained in this prospectus supplement, the accompanying prospectus and any written communication from us or the underwriters specifying final terms of the offering is accurate as of any date other than its respective date. We are not, and the underwriters are not, making an offer of these Notes in any state or other jurisdiction where such an offer is not permitted.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Prospectus Supplement
Prospectus
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the offering. Generally, the term “prospectus” refers to both parts combined.
It is important for you to read and consider all information contained in or incorporated by reference in this prospectus supplement and accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents to which we have referred you in “Where You Can Find More Information” in this prospectus supplement and accompanying prospectus.
All references in this prospectus supplement to “CFC,” the “Company,” “we,” “us,” “our” or similar references mean National Rural Utilities Cooperative Finance Corporation and its successors, and include our consolidated subsidiaries where the context so requires. References in this prospectus supplement to “$” and “dollars” are to currency of the United States.
S-iii

SUMMARY
This summary highlights selected information from this prospectus supplement and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus supplement and the other documents to which it refers to understand fully the terms of the Notes and the offering. Investing in the Notes involves risk. See “Risk Factors” in this prospectus supplement for more information.
National Rural Utilities Cooperative Finance Corporation
CFC is a member-owned cooperative association incorporated under the laws of the District of Columbia in April 1969. CFC’s principal purpose is to provide its members with financing to supplement the loan programs of the Rural Utilities Service of the United States Department of Agriculture. CFC makes loans to its rural electric members so they can acquire, construct and operate electric distribution, generation and transmission (“power supply”) systems and related facilities. CFC also provides its members with credit enhancements in the form of letters of credit and guarantees of debt obligations. As a cooperative, CFC is owned by and exclusively serves its membership, which consists of not-for-profit entities or subsidiaries or affiliates of not-for-profit entities. CFC is exempt from federal income taxes under Section 501(c)(4) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). As a member-owned cooperative, CFC’s objective is not to maximize profit, but rather to offer its members cost-based financial products and services consistent with sound financial management. CFC annually allocates its net earnings, which consists of net income excluding the effect of certain non-cash accounting entries, to (i) a cooperative education fund; (ii) a general reserve, if necessary; (iii) members based on each member’s patronage of CFC’s loan programs during the year; and (iv) a members’ capital reserve. As a Section 501(c)(4) tax-exempt, member-owned cooperative, CFC cannot issue equity securities. CFC funds its activities primarily through a combination of publicly and privately held debt securities and member investments. The Company’s headquarters are located at 20701 Cooperative Way, Dulles, VA 20166 and its telephone number is (703) 467-1800.
For financial statement purposes, CFC’s results of operations and financial condition are consolidated with and include National Cooperative Services Corporation (“NCSC”), Rural Telephone Finance Cooperative (“RTFC”) and subsidiaries created and controlled by CFC to hold foreclosed assets resulting from defaulted loans or bankruptcy. CFC did not carry any foreclosed assets on its consolidated balance sheet as of May 31, 2018 or May 31, 2017.
NCSC is a taxable cooperative incorporated in 1981 in the District of Columbia as a member-owned cooperative association. The principal purpose of NCSC is to provide financing to its members, government or quasi-government entities which own electric utility systems that meet the Rural Electrification Act definition of  “rural,” and the for-profit and non-profit entities that are owned, operated or controlled by, or provide significant benefits to certain members of CFC. As of February 28, 2019, NCSC’s membership consisted of distribution systems, power supply systems and statewide and regional associations that were members of CFC. CFC, which is the primary source of funding for NCSC, manages NCSC’s business operations under a management agreement that is automatically renewable on an annual basis unless terminated by either party. NCSC pays CFC a fee and, in exchange, CFC reimburses NCSC for loan losses under a guarantee agreement. As a taxable cooperative, NCSC pays income tax based on its reported taxable income and deductions. NCSC is headquartered with CFC in Dulles, Virginia.
RTFC is a taxable Subchapter T cooperative association originally incorporated in South Dakota in 1987 and reincorporated as a member-owned cooperative association in the District of Columbia in 2005. RTFC’s principal purpose is to provide financing for its rural telecommunications members and their affiliates. RTFC’s membership consists of a combination of not-for-profit entities and for-profit entities. CFC is the sole lender to and manages the business operations of RTFC through a management agreement that is automatically renewable on an annual basis unless terminated by either party. Under a guarantee agreement, RTFC pays CFC a fee and, in exchange, CFC reimburses RTFC for loan losses. As permitted under Subchapter T of the Internal Revenue Code, RTFC pays income tax based on its net income, excluding patronage-sourced earnings allocated to its patrons. RTFC is headquartered with CFC in Dulles, Virginia.

At February 28, 2019, after taking into consideration systems that are members of both CFC and NCSC and eliminating memberships between CFC, RTFC and NCSC, our consolidated membership totaled 1,449 members and 215 associates. Our consolidated members include 841 electric distribution systems, 67 power supply systems, 477 telecommunication members, 63 statewide and regional associations, and one national association of cooperatives. The service territories of our electric distribution systems, power supply systems and telecommunication members are located in 50 states, the District of Columbia and two U.S. territories.
The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information, you should refer to the information under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

The Notes
The following is a summary of the terms of the Notes. The Notes will be governed by that certain indenture dated as of October 15, 1996 (the “Indenture”), between us and U.S. Bank National Association, as successor trustee (the “Trustee”). Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the Notes, see the section of this prospectus entitled “Description of the Notes.”
Issuer
National Rural Utilities Cooperative Finance Corporation
Securities Offered
We are offering $250,000,000 aggregate principal amount of our 5.500% Subordinated Notes due 2064 (Subordinated Deferrable Interest Notes). The Notes will be issued in registered form and only in denominations of  $25.00 and integral multiples in excess thereof.
Maturity Date
May 15, 2064.
Interest Rate
The Notes will bear interest at 5.500% per annum. See “Option to Extend Interest Payment Period” below.
Interest Payment Dates
Interest on the Notes is payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2019, unless extended as described below.
Option to Extend Interest Payment Period
So long as there is no event of default under the Indenture with respect to the Notes that is continuing, we may at any time and from time to time during the term of the Notes extend the interest payment period (such a period being referred to as an “extension period”) for a period not exceeding forty (40) consecutive quarterly periods, except that we may not extend the interest payment period beyond the maturity date, any earlier accelerated maturity date arising from an event of default or any other earlier redemption of the Notes. During an extension period, interest will continue to accrue on the Notes at the rate described above and accrued interest on the Notes will bear additional interest at the interest rate, compounded on each interest payment date, subject to applicable law. At the end of an extension period, unless further extended in accordance with the requirements below, we must pay all accrued and unpaid interest (and interest thereon). Before the termination of any extension period, we may further extend the interest payment period, so long as the extension period, together with all previous and further extensions, would not exceed forty (40) quarterly periods or extend beyond the maturity of the Notes. Upon the termination of an extension period and the payment of all amounts then due (including interest on unpaid interest), we may select a new extension period, subject to the above requirements. No interest during an extension period, except at the end thereof, shall be due and payable.
Subordination and Ranking
The Notes will be unsecured and will rank subordinate in right of payment to all of our current and future senior indebtedness. The Notes will be senior to our members’ subordinated certificates. The Notes will rank equal in right of payment and upon liquidation to our outstanding subordinated deferrable debt and any other equally-ranked subordinated debt we may issue.

Optional Redemption
At any time on or after May 15, 2024, we will have the right to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the Notes being redeemed to, but excluding, the date of redemption.
At any time before May 15, 2024, we will have the right to redeem the Notes, in whole or in part, at a redemption price equal to the greater of  (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (exclusive of interest accrued to the redemption date) from the redemption date to May 15, 2024 (assuming, solely for the purposes of this calculation, that the principal amount of the Notes to be redeemed was payable on May 15, 2024), discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest on the Notes being redeemed to, but excluding, such redemption date.
In addition, we may redeem the Notes at our option, before May 15, 2024, in whole but not in part, at any time within 90 days, if certain changes in tax laws, regulations or interpretations occur, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date. See “Description of the Notes — Redemption Following a Tax Event”.
We may also redeem the Notes at our option, before May 15, 2024, in whole but not in part, at any time within 90 days, if a rating agency makes certain changes in the equity credit criteria for securities such as the Notes. In this event, the redemption price will be equal to 102% of the principal amount of the Notes, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date. See “Description of the Notes — Redemption Following a Rating Agency Event.”
Events of Default
The following “events of default” are applicable to the Notes instead of the events of default described in the accompanying prospectus:
•
failure to pay interest on the Notes within 60 days after such interest is due (provided, however, that a failure to pay interest during a valid optional extension period will not constitute an event of default, as described below under “Description of the Notes — Option to Extend Interest Payment Period”);

•
failure to pay principal of or any premium on the Notes when due; and

•
certain bankruptcy, insolvency or reorganization events with respect to CFC.

No event of default with respect to one series of subordinated debt securities necessarily constitutes an event of default with respect to another series of subordinated debt securities.
Use of Proceeds
We expect to receive proceeds, after deducting the underwriting discounts and other offering expenses payable by us, of approximately $243.5 million. The proceeds will be used by us for general corporate purposes.
Listing
The Notes will constitute a new series of securities with no established trading market. We will apply to list the Notes for trading on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the Notes are first issued.
Trading
The Notes are expected to trade “flat”, meaning that purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Notes that is not included in the trading price. No assurance can be given as to the liquidity of or trading market for the Notes.
Risk Factors
Investing in the Notes involves certain risks. You should consider carefully the risk factors discussed under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended May 31, 2018, as such risk factors may be updated from time to time in our Quarterly Reports on Form 10-Q, before investing in the Notes.
Governing Law
The Notes and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York, without regards to its principles of conflicts of laws.
Book-Entry Depository
The Depository Trust Company
Trustee and Paying Agent
U.S. Bank National Association
Additional Issues
We may, without the consent of the existing holders of the Notes, issue additional Notes and thereby increase the principal amount in the future, on the same terms and conditions and with the same CUSIP number as the Notes we offer by this prospectus supplement (except for the issue price, issue date and, if applicable, the initial interest accrual date). Any such additional Notes will, together with the Notes we offer by this prospectus supplement, constitute a single series of Notes under the Indenture. We will not issue any further securities intended to form a single series with the Notes unless such further securities will be fungible with all Notes of the same series for U.S. Federal income tax purposes.

RISK FACTORS
Your investment in the Notes will involve certain risks. You should consider carefully the following risks relating to the Notes, together with the risks and uncertainties discussed under “Forward Looking Information” and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended May 31, 2018, as such risk factors may be updated from time to time in our Quarterly Reports on Form 10-Q, before investing in the Notes. Additional risks and uncertainties not presently known to us may also impair our business operations, financial condition or results of operations and the value of the Notes. We cannot assure you that any of the events discussed in or incorporated by reference into this prospectus supplement will not occur. If they do, our business, financial condition or results of operations could be materially and adversely affected.
Our obligations under the Notes will be unsecured and will be subordinated.
Our obligations under the Notes are unsecured and will rank subordinate in right of payment to our senior indebtedness (as defined in the Indenture). This means that we may not make any payments of principal or interest on the Notes:
•
if there shall have occurred a default in the payment of principal or mandatory prepayments of or premium, if any, sinking funds or interest on any senior indebtedness, or

•
if any event of default (other than a default in the payment of principal, premium, if any, mandatory prepayments, sinking funds or interest) with respect to any senior indebtedness that permits the holders thereof to accelerate the maturity of such senior indebtedness, and such event of default has not been cured or waived and not ceased to exist.

The Notes will rank equal in right of payment and upon liquidation to our outstanding subordinated indebtedness. For more information on the subordination provisions and the definition of  “senior indebtedness,” see “Description of the Notes — Ranking” in this prospectus supplement.
At February 28, 2019, CFC had approximately $24.1 billion of indebtedness that will rank senior in priority with respect to the Notes, including contingent guarantees of  $0.8 billion, and had $0.7 billion of subordinated indebtedness that will rank equal in right of payment and upon liquidation with the Notes. The Notes will be senior to CFC’s members’ subordinated certificates, the aggregate principal amount of which totaled approximately $1.4 billion at February 28, 2019. The Indenture contains no restrictions on the amount of additional senior or subordinated indebtedness that we may issue under it.
Due to the subordination provisions described in “Description of the Notes — Ranking,” in the event of our insolvency, funds which we would otherwise use to pay to the holders of the Notes will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full.
We can extend interest payments on the Notes for one or more periods of up to forty (40) consecutive quarterly periods.
We will have the right at any time and from time to time during the term of the Notes to extend the interest payment period to a period not exceeding forty (40) consecutive quarterly periods. At the end of an extension period, unless further extended in accordance with the requirements below, CFC must pay all interest then accrued and unpaid (together with interest thereon at the interest rate on the Notes to the extent permitted by applicable law). During any extension period, CFC may not declare or pay any dividend or interest on, or principal of, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its members’ subordinated certificates. Prior to the termination of any extension period, CFC may further extend the interest payment period, provided that extension period, together with all previous and further extensions thereof, may not exceed forty (40) consecutive quarterly periods or extend beyond the maturity of the Notes. Upon the termination of an extension period and the payment of all amounts then due, CFC may select a new extension period, subject to the above requirements. See “Description of the Notes — Option to Extend Interest Payment Period.”
Should an extension period occur, a holder of the Notes will be required to accrue income (as original issue discount) for U.S. Federal income tax purposes even though interest is not being paid on a current basis. As a result, a holder would be required to include such interest in gross income for U.S. federal income tax purposes in advance of the receipt of cash, and would not receive from CFC the cash related to such income if the holder disposes of his or her Notes prior to the record date for payment of interest. See “Material U.S. Federal Income Tax Considerations.”
We may elect to cause the redemption of the Notes prior to maturity.
We may redeem the Notes:
•
in whole at any time or in part from time to time on or after May 15, 2024 at a redemption price equal to 100% of the principal amount being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption;

•
in whole or in part, from time to time, prior to May 15, 2024 at 100% of the principal amount being redeemed plus accrued and unpaid interest, plus any applicable make-whole premium, as discussed under “Description of the Notes — Optional Redemption”;

•
in whole but not in part, at any time before May 15, 2024, if certain changes in tax laws, regulations or interpretations occur, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, thereon to, but not including, the date of redemption, as discussed under “Description of the Notes — Redemption Following a Tax Event”; or

•
in whole but not in part, at any time before May 15, 2024, if a rating agency makes certain changes in the equity credit criteria for securities such as the Note, at a redemption price equal to 102% of the principal amount of the Notes, plus accrued and unpaid interest, if any, thereon to, but not including, the date of redemption, as discussed under “Description of the Notes — Redemption Following a Rating Agency Event.”

We may choose to redeem the Notes for a variety of reasons, including, but not limited to, when prevailing interest rates are lower than the interest rate on the Notes or in the event of a tax event or a rating agency event. In the event we choose to redeem the Notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes.
Extension of interest payments and other characteristics of the Notes could adversely affect the market price of the Notes.
To the extent a secondary market develops for the Notes, the market price of the Notes is likely to be adversely affected if we extend payments of interest on the Notes. As a result of our extension right or if investors perceive that there is a likelihood that we will exercise our extension right, the market for the Notes may become less active or be discontinued during such an extension period, and the market price of the Notes may be more volatile than the market prices of other securities that are not subject to extension. If we do extend interest on the Notes and you sell your Notes during the period of that extension, you may not receive the same return on your investment as a holder that continues to hold its Notes until we pay the accrued and unpaid interest at the end of the applicable extension period.
We cannot provide assurance that an active trading market will develop for the Notes.
The Notes will constitute a new series of securities with no established trading market. We will apply to list the Notes for trading on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the Notes are first issued. The listing of the Notes will not necessarily ensure that an active trading market will be available for the Notes or that you will be able to sell your Notes at the price you originally paid for them or at the time you wish to sell them. Future trading prices of the Notes will also depend on many other factors, including, but not limited to prevailing interest rates, the market for similar securities, our financial performance and other factors. Generally, the liquidity of, and trading market for, the Notes may also be materially and adversely affected by declines in the market for similar debt securities. Such a decline may materially and adversely affect that liquidity and trading independent of our financial performance and prospects.

The Trustee has only limited rights of acceleration.
The Trustee may accelerate payment of the principal and accrued and unpaid interest on the Notes only upon the occurrence and continuation of an event of default under the Notes. An event of default is generally limited to payment defaults after giving effect to our extension rights and specific events of bankruptcy, insolvency and reorganization relating to us. There is no right to acceleration upon breaches by us of other covenants under the Indenture.
Changes in our credit ratings or the debt markets could adversely affect the market price of the Notes.
The market price for the Notes depends on many factors, including, among other things:
•
our credit ratings with major credit rating agencies, including with respect to the Notes;

•
the prevailing interest rates being paid by other companies similar to us;

•
our operating results, financial condition and future prospects;

•
our election to extend interest payments on the Notes (see “Description of the Notes — Option to Extend Interest Payment Period”); and

•
economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business and the financial markets generally.

The price of the Notes may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Notes.
In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. A negative change in our rating could have an adverse effect on the price of the Notes.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.
This prospectus supplement and the accompanying prospectus is part of a registration statement that we have filed with the SEC in connection with this offering. As permitted by SEC rules, this prospectus supplement may not contain all of the information we have included in the registration statement and its accompanying exhibits and schedules. You may refer to the registration statement, exhibits and schedules for more information about us and the Notes. The registration statement, exhibits and schedules are available through the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is an important part of this prospectus supplement, and the information we subsequently file with the SEC will automatically update and supersede the information in this prospectus supplement. Absent unusual circumstances, we will have no obligation to amend this prospectus supplement, other than filing subsequent information with the SEC. The historical and future information that is incorporated by reference in this prospectus supplement is considered to be a part of this prospectus supplement. The information elsewhere in this prospectus supplement and the accompanying prospectus, and the following information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus:
•
Annual Report on Form 10-K for the year ended May 31, 2018 (filed July 31, 2018);

•
Quarterly Reports on Form 10-Q for the quarters ended August 31, 2018 (filed October 10, 2018), November 30, 2018 (filed January 11, 2019) and February 28, 2019 (filed April 11, 2019); and

•
Current Reports on Form 8-K, dated June 12, 2018 (filed June 12, 2018), October 24, 2018 (filed October 31, 2018), November 15, 2018 (filed November 19, 2018), November 28, 2018 (filed November 29, 2018), December 17, 2018 (filed December 21, 2018), January 28, 2019 (filed January 31, 2019) and March 11, 2019 (filed March 13, 2019).

We also incorporate by reference all future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus supplement and the termination of the offering of the Notes. However, we are not incorporating by reference any document or information that is deemed to be furnished and not filed in accordance with SEC rules.
You may request a copy of these filings from the SEC as described under “Where You Can Find More Information.” You may also request, at no cost (other than an exhibit to these filings, or an exhibit to any other filings incorporated by reference into this registration statement, unless we have incorporated that exhibit by reference into this registration statement), a copy of these filings by writing to or telephoning us at the following address:
National Rural Utilities Cooperative Finance Corporation
20701 Cooperative Way
Dulles, VA 20166-6691
(703) 467-1800
Attn: J. Andrew Don, Senior Vice President and Chief Financial Officer
These filings are also available through the Financial Reporting subsection of the Investor Relations section of our website: www.nrucfc.coop. Information on our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

FORWARD LOOKING INFORMATION
This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein, contains certain statements that are considered “forward-looking statements” within the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. All statements about future expectations or projections, including statements about loan volume, the appropriateness of the allowance for loan losses, operating income and expenses, leverage and debt-to-equity ratios, borrower financial performance, impaired loans, and sources and uses of liquidity, are forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance may differ materially from our forward-looking statements due to several factors. Factors that could cause future results to vary from our forward- looking statements include, but are not limited to, general economic conditions, legislative changes including those that could affect our tax status, governmental monetary and fiscal policies, demand for our loan products, lending competition, changes in the quality or composition of our loan portfolio, changes in our ability to access external financing, changes in the credit ratings on our debt, valuation of collateral supporting impaired loans, charges associated with our operation or disposition of foreclosed assets, technological changes within the rural electric utility industry, regulatory and economic conditions in the rural electric industry, non-performance of counterparties to our derivative agreements, the costs and effects of legal or governmental proceedings involving CFC or its members, and other factors discussed in our annual and quarterly reports previously filed with the SEC. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date on which the statement is made.
USE OF PROCEEDS
We expect to receive proceeds, after deducting the underwriting discounts and other offering expenses payable by us, of approximately $243.5 million. The proceeds will be used by us for general corporate purposes.

DESCRIPTION OF THE NOTES
The following description of specific terms of the Notes should be read in conjunction with the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus under the caption “Description of Subordinated Debt Securities.”
The Notes will be issued as a series of subordinated debt securities under the Indenture. We are initially offering the Notes in the principal amount of  $250,000,000. There is no limit on the amount of additional securities similar to the Notes that may be issued under the Indenture. We may, without the consent of the existing holders of the Notes, issue additional Notes and thereby increase that principal amount in the future, on the same terms and conditions and with the same CUSIP number as the Notes we offer by this prospectus supplement (except for the issue price, issue date and, if applicable, the initial interest accrual date). Any such additional Notes will, together with the Notes we offer by this prospectus supplement, constitute a single series of Notes under the Indenture. We will not issue any further securities intended to form a single series with the Notes unless such further securities will be fungible with all Notes of the same series for U.S. Federal income tax purposes.
We will apply to list the Notes for trading on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the Notes are first issued. The Notes are expected to trade “flat,” meaning that purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Notes that is not included in the trading price.
Maturity
The Notes will mature on May 15, 2064. If that day is not a business day, payment of principal and interest will be postponed to the next business day and no interest will accrue as a result of that postponement.
Interest Rate and Interest Payment Dates
The Notes will bear interest at the annual rate of 5.500%, and we will pay accrued interest quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2019 subject to our rights and obligations under “— Option to Extend Interest Payment Period.” Interest payments will be made to the persons or entities in whose names the Notes are registered at the close of business on February 1, May 1, August 1 or November 1 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date. The amount of interest payable for any interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any interest payment date falls on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day, and no additional interest will accrue as a result of that postponement.
“Business day” means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (iii) a day on which the corporate trust office of the Trustee is closed for business.
Option to Extend Interest Payment Period
So long as there is no event of default under the Indenture with respect to the Notes that is continuing, we may at any time and from time to time during the term of the Notes extend the interest payment period (such a period being referred to as an “extension period”) for a period not exceeding forty (40) consecutive quarterly periods, except that we may not extend the interest payment period beyond the maturity date, any earlier accelerated maturity date arising from an event of default or any other earlier redemption of the Notes. During an extension period, interest will continue to accrue on the Notes at the interest rate on the Notes and accrued interest on the Notes will bear additional interest at the interest rate on the Notes, compounded on each interest payment date, subject to applicable law. At the end of an extension period, unless further extended in accordance with the requirements below, we must pay all accrued and unpaid interest (and interest thereon).

During any extension period we may not declare or pay any dividend or interest on, or principal of, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our members’ subordinated certificates. Before the termination of any extension period, we may further extend the interest payment period, so long as the extension period, together with all previous and further extensions, would not exceed forty (40) consecutive quarterly periods or extend beyond the maturity of the Notes. No extension period (including as extended) may end on a day other than the last day of an interest payment period.
Upon the termination of an extension period and the payment of all amounts then due (including interest on unpaid interest), we may select a new extension period, subject to the above requirements. No interest during an extension period, except at the end thereof, shall be due and payable. We shall give the holders of the Notes and the Trustee notice of our election of extension of an extension period at least ten business days prior to the earlier of  (i) the next interest payment date and (ii) the date upon which we are required to give notice to any applicable self-regulatory organization or to holders of the Notes of such next succeeding record or payment date for such interest payment.
Optional Redemption
We may redeem the Notes at any time, prior to May 15, 2024, in whole or in part, at a “make-whole” redemption price equal to the greater of   (1) 100% of the principal amount being redeemed or (2) the sum of the present values of the remaining scheduled payments of the principal and interest (other than accrued interest) on the Notes being redeemed that would be due if such Notes matured on May 15, 2024, discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points for the Notes plus in each of  (1) and (2) above, accrued interest to, but excluding, the redemption date.
At any time on or after May 15, 2024, we may redeem the Notes, at our option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes then outstanding to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.
For purposes of these redemption provisions, the following terms have the following meanings:
“Treasury Rate” means, for any redemption date, the rate per annum equal to the quarterly equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.
“Comparable Treasury Issue” means the United States Treasury security selected by an Quotation Agent as having a maturity comparable to the remaining term of the Notes being redeemed (assuming, for this purpose, that the Notes matured on May 15, 2024) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.
“Quotation Agent” means one of the Reference Treasury Dealers appointed by CFC.
“Comparable Treasury Price” means with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for that redemption date, or (B) if we obtain fewer than four Reference Treasury Dealer Quotations, the average of all the Reference Treasury Dealer Quotations obtained.
“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by the Reference Treasury Dealer at 5:00 p.m. New York City time on the third business day preceding the redemption date for the Notes being redeemed.
“Reference Treasury Dealer” means (1) each of J.P. Morgan Securities LLC and RBC Capital Markets, LLC, or their respective affiliates or successors; provided, however, that if any of them ceases to be a primary U.S. Government securities dealer in the United States, CFC will appoint another primary U.S. Government securities dealer as a substitute and (2) any other U.S. Government securities dealers selected by CFC.

Redemption Following a Tax Event
We will have the right to redeem the Notes, at any time before May 15, 2024, in whole but not in part, at any time within 90 days following the occurrence and continuation of a Tax Event at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date.
A “Tax Event” means that the Company has received an opinion of nationally recognized independent tax counsel experienced in such matters at any time after the occurrence of any of the events set forth below to the effect that:
(i)
there is more than an insubstantial risk that the Company would lose its status as a 501(c)(4) tax-exempt entity pursuant to the Internal Revenue Code as a result of:

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any amendment to or change or announced proposed change in the laws or regulations of the United States or any of its political subdivisions or taxing authorities affecting taxation;

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any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority; or

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any official administrative interpretation or official administrative pronouncement that provides for a position with respect to those laws or regulations that differs from the generally accepted position on the date the Notes are issued;

which amendment or change becomes effective or proposed change, pronouncement, interpretation, action or decision is announced on or after the date of this prospectus supplement; and
(ii)
there is more than an insubstantial risk that interest payable on the Notes is not or within 90 days of the date of the opinion would not be currently deductible as such interest accrues, in whole or in part, by the Company for United States federal income tax purposes as a result of:

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any amendment to or change or announced proposed change in the laws or regulations of the United States or any of its political subdivisions or taxing authorities affecting taxation;

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any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority; or

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any official administrative interpretation or official administrative pronouncement that provides for a position with respect to those laws or regulations that differs from the generally accepted position on the date the Notes are issued;

which amendment or change becomes effective or proposed change, pronouncement, interpretation, action or decision is announced on or after the date of this prospectus supplement.
Our right to redeem the Notes due to a Tax Event is subject to the condition that, if we have the opportunity to eliminate a Tax Event, within 90 days following the occurrence and continuation of such Tax Event, by taking some ministerial action (a “ministerial action”), such as filing a form or making an election, or pursuing some other similar reasonable measure that will have no adverse effect on us or the holders of the Notes and will involve no material cost, we will pursue such measures in lieu of redemption. We cannot redeem the Notes while we are pursuing any such ministerial action.
Redemption Following a Rating Agency Event
We will have the right to redeem the Notes, at any time before May 15, 2024, in whole but not in part, at any time within 90 days following the conclusion of any review or appeal process instituted by us at any time following the occurrence and continuation of a Rating Agency Event, at a redemption price equal to 102% of the principal amount of the Notes, plus any accrued unpaid interest, if any, thereon to, but not including, the redemption date.
“Rating Agency Event” means a change in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (sometimes referred to in this prospectus supplement as a “rating agency”) that currently publishes a rating for us in assigning equity credit to securities such as the Notes, as such methodology is in effect on the date of issuance of this prospectus supplement (the “current criteria”), which change results in (i) any shortening of the length of time for which equity credit pertaining to the Notes would have been in effect had the current methodology not been changed or (ii) a lower equity credit being assigned by such rating agency to the Notes as of the date of such change than the equity credit that would have been assigned to the Notes as of the date of such change by such rating agency pursuant to its current criteria.
Redemption Procedures
We will provide not less than 30 nor more than 60 days’ notice mailed to each registered holder of the Notes to be redeemed. If the redemption notice is given and funds deposited as required, then interest will cease to accrue from and after the redemption date on the Notes or portions of such Notes called for redemption. In the event that any redemption date is not a business day, we will pay the redemption price on the next business day without any interest or other payment due to the delay.
Ranking
The Notes will be unsecured subordinated debt securities and will be subordinated, to the extent and in the manner set forth in the Indenture, and as described further in the accompanying prospectus under “Description of Subordinated Debt Securities — Subordination,” in right of payment and upon liquidation to the prior payment in full of all of our senior indebtedness.
The term “senior indebtedness” is defined in the Indenture to mean:
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all indebtedness heretofore or hereafter incurred by us for money borrowed unless by its terms it is provided that such indebtedness is not senior indebtedness;

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all other indebtedness hereafter incurred by us which by its terms provides that such indebtedness is senior indebtedness;

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all guarantees, endorsements and other contingent obligations in respect of, or obligations to purchase or otherwise acquire or service, indebtedness or obligations of others; and

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any amendments, modifications, deferrals, renewals or extensions of any such senior indebtedness, or debentures, notes or evidences of indebtedness heretofore or hereafter issued in evidence of or exchange of such senior indebtedness.

The Notes will rank equal in right of payment and upon liquidation to our outstanding subordinated debt.
The Notes will be senior to our members’ subordinated certificates.
As of February 28, 2019, outstanding senior indebtedness aggregated approximately $24.1 billion, including contingent guarantees of  $0.8 billion. As of February 28, 2019, outstanding indebtedness ranking equal in right of payment and upon liquidation to the Notes aggregated approximately $0.7 billion. The Notes will be senior to outstanding members’ subordinated certificates aggregated approximately $1.4 billion as of February 28, 2019.
Events of Default
The following “events of default” are applicable to the Notes instead of the events of default described in the accompanying prospectus:
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failure to pay interest on the Notes within 60 days after such interest is due (provided, however, that a failure to pay interest during a valid optional extension period will not constitute an event of default, as described above under “— Option to Extend Interest Payment Period”);

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failure to pay principal of or any premium on the Notes when due; and

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certain bankruptcy, insolvency or reorganization events with respect to CFC.

No event of default with respect to one series of subordinated debt securities necessarily constitutes an event of default with respect to another series of subordinated debt securities.

With respect to the Notes, a failure to comply with the other covenants under the Indenture does not constitute an event of default. See “Description of Subordinated Debt Securities—Events of Default, Notice and Waiver” in the accompanying prospectus for a description of the rights and remedies relating to events of default.
Agreement by Holders of Certain Tax Treatment
Each holder of the Notes will, by accepting the Notes or a beneficial interest therein, be deemed to have agreed that the holder intends that the Notes constitute indebtedness and will treat the Notes as indebtedness for all United States federal, state and local tax purposes.
Denomination
The Notes will be issued only in denominations of  $25.00 and integral multiples in excess thereof.
Governing Law
The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.
Paying Agent and Registrar
Initially, U.S. Bank National Association will act as paying agent and registrar for the Notes.
Notices
Except as otherwise provided in the Indenture, notices to holders of the Notes will be sent by mail to the registered holders.
Replacement Securities
In case of mutilation, destruction, loss or theft of any definitive Note, application for replacement is to be made at the office of the Trustee. Any such definitive Note will be replaced by the Trustee in compliance with such procedures, and on such terms as to evidence and indemnity, as the issuer and the Trustee may require. All costs incurred in connection with the replacement of any definitive Note will be borne by the holder of the Note. Mutilated or defaced definitive Notes must be surrendered before new ones will be issued.
Book-Entry, Delivery and Form
The Depository Trust Company (“DTC”), New York, NY, will act as securities depository for the Notes. The Notes will be issued as fully-registered global securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered certificates will be issued for each issue of the Notes, each in the aggregate principal amount of such issue, and will be deposited with DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Indirect access to the DTC system is also available to others such as banks, brokers and dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC participants are on file with the SEC.
Purchases of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each Note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event the book-entry system for the Notes is discontinued.
To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to CFC as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Notes are credited on the record date (identified in a listing attached to the omnibus proxy).
Redemption proceeds, distributions, and dividend payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from CFC, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or CFC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of CFC, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the Notes at any time by giving reasonable notice to CFC. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered.
CFC may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC. Certificates may also be printed and delivered in the event of an event of default under the Indenture and the subsequent surrender by DTC of the global notes.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that CFC believes to be reliable, but neither CFC nor the underwriters take any responsibility for the accuracy thereof.
Payments on any definitive Notes would be made by the Trustee directly to holders of the definitive Notes in accordance with the procedures set forth herein and in the Indenture. Interest payments and any principal payments on the definitive Notes on each interest payment date would be made to holders in whose names the definitive Notes were registered at the close of business on the related record date as set forth under “—Interest Rate and Interest Payment Dates” beginning on page S-11. Such payments would be made by check mailed to the address of such holders as they appear on the Note register and, in addition, under the circumstances provided by the Indenture, by wire transfer to a bank or depository institution located in the United States and appropriate facilities thereof. The final payment of principal and interest on any definitive Notes, however, would be made only upon presentation and surrender of such definitive Notes at the office of the paying agent for such Notes.
A definitive Note may be transferred free of charge in whole or in part upon the surrender of the definitive Note to be transferred, together with the completed and executed assignment which appears on the reverse of the definitive Note, at the specified office of any transfer agent. In the case of a permitted transfer of any part of a definitive Note, a new definitive Note in respect of the balance not transferred will be issued to the transferor. Each new definitive Note to be issued upon the transfer of a definitive Note will, upon the effective receipt of such completed assignment by a transfer agent at its respective specified office, be available for delivery at such specified office, or at the request of the holder requesting such transfer, will be mailed at the risk of the transferee entitled to the new definitive Note to such address as may be specified in such completed assignment. Neither the registrar nor any transfer agent shall be required to register the transfer of or exchange of any definitive Notes within 15 days before the maturity date.
Global Clearance and Settlement Procedures
Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s same-day funds settlement system.
Because of time-zone differences, credits of Notes received in Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V. (“Euroclear”), as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Clearstream or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among its participants, DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.
Neither CFC, the Trustee nor the underwriters will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, DTC’s nominee or any DTC participant with respect to any ownership interest in the Notes, or payments to, or the providing of notice for, DTC participants or beneficial owners.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
General
This section summarizes the material U.S. federal tax consequences to holders of the Notes. However, the discussion is limited in the following ways:
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The discussion only covers you if you buy your Notes in the initial offering of the Notes at the initial offering price.

•
The discussion only covers you if you hold your Notes as a capital asset (generally, for investment purposes), your “functional currency” is the U.S. dollar (if you are a U.S. holder) and you do not have a special tax status.

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The discussion does not cover tax consequences that depend upon your particular tax situation in addition to your ownership of the Notes, such as your holding the Notes in connection with a hedging, straddle or conversion transaction or if you are an accrual method taxpayer subject to special tax accounting rules because of your use of financial statements. We suggest that you consult your tax advisor about the consequences of holding the Notes in your particular situation.

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The discussion does not cover you if you are a partner in a partnership (or an entity treated as a partnership for U.S. federal tax purposes). If a partnership holds the Notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding the Notes, we suggest that you consult your tax advisor.

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The discussion is based on current law. Changes in the law may change the tax treatment of the Notes.

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The discussion does not cover state, local or foreign law, and, except for the U.S. federal estate tax consequences discussed below with respect to Non-U.S. holders, does not cover any U.S. federal tax consequences other than income tax consequences.

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This discussion does not cover the Medicare tax that may be imposed on the “net investment income” of U.S. holders that are individuals, estates or trusts.

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We have not requested a ruling from the Internal Revenue Service (“IRS”) on the tax consequences of owning the Notes. As a result, the IRS could disagree with portions of this discussion.

If you are considering buying Notes, we suggest that you consult your tax advisors about the tax consequences of holding the Notes in your particular situation.
Classification of the Notes
The determination of whether a security, such as a Note, should be classified as indebtedness or equity for United States federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Notes, and, as noted above, no rulings have been sought or are expected to be sought from the IRS. In connection with the issuance of the Notes, Hogan Lovells US LLP, special tax counsel to CFC, is of the opinion that, under current law and assuming full compliance with the terms of the Indenture and other relevant documents, and based on the facts and assumptions contained in its opinion, as well as representations relied upon in rendering the opinion, the Notes will be classified as indebtedness for U.S. federal income tax purposes (although there is no controlling authority directly on point). We agree, and by acquiring an interest in a Note each beneficial owner of a Note will be deemed to agree, to treat the Notes as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes this treatment. You should consult your own tax advisors regarding the tax consequences that will arise if the Notes are not treated as indebtedness for U.S. federal income tax purposes.

In certain circumstances (see “Description of the Notes — Redemption Following a Rating Agency Event”), we may be obligated to pay amounts on the Notes that are in excess of stated interest on or principal of the Notes. We intend to take the position that the likelihood that we will be required to make such payments is remote or incidental as of the issue date of the Notes and therefore that these provisions do not cause the Notes to be treated as “contingent payment debt instruments” within the meaning of the applicable Treasury regulations. However, additional income will be recognized by a holder of Notes if any such additional payment is made. Our position that the contingencies described above are remote or incidental is binding on you unless you disclose your contrary position in the manner required under applicable Treasury regulations. If the IRS successfully challenged our position, then the Notes could be treated as contingent payment debt instruments, in which case you could be required to accrue interest income at a rate higher than the stated interest rate on the Notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of a Note. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.
Tax Consequences to U.S. Holders
This section applies to you if you are a “U.S. holder.” A “U.S. holder” is a beneficial owner of the Notes that is, for U.S. federal income tax purposes:
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an individual U.S. citizen or resident alien;

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a corporation or entity taxable as a corporation for U.S. federal income tax purposes that was created under U.S. law (federal or state);

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an estate whose worldwide income is subject to U.S. federal income tax; or

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a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and if one or more U.S. persons have the authority to control all substantial decisions of the trust, or if it has validly elected to be treated as a U.S. person.

Interest Income and Original Issue Discount
Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount (OID) for U.S. federal income tax purposes. We believe that the likelihood of our exercising our option to extend payments on the Notes is remote within the meaning of the applicable Treasury regulations because during any extension period we may not declare or pay any dividend or interest on, or principal payment of, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our members’ subordinated certificates. Based on the foregoing, we intend to take the position that the Notes are debt instruments for U.S. federal income tax purposes that will not be considered to be issued with OID at the time of their original issuance. Under this treatment, each U.S. holder of Notes will include in gross income the stated interest on the Notes in accordance with that U.S. holder’s method of tax accounting.
Under the applicable Treasury regulations, if the option to extend any payment of interest was determined not to be “remote,” or if we exercised that option, the Notes would be treated as issued with OID at the time of issuance or at the time of that exercise, as the case may be, then, all stated interest on the Notes would thereafter be treated as OID as long as the Notes remained outstanding. In that event, all of a U.S. holder’s taxable interest income relating to the Notes would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of that U.S. holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Notes would be required to include in gross income OID even though we do not make actual payments on the Notes during an extension period.
Our determination that these contingencies are remote is binding on you unless you disclose your contrary position in the manner required under applicable Treasury regulations. Our determination is not, however, binding on the IRS. The IRS has not defined the meaning of the term “remote” as used in the applicable Treasury regulations in any binding ruling or interpretation, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus.

Sale or Retirement of the Notes
On your sale or retirement of your Notes:
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You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the Notes.

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Assuming that we do not exercise our option to extend payments of interest on the Notes and that the Notes are not deemed to be issued with OID, your tax basis in the Notes generally is your cost. If the Notes are deemed to be issued with OID, a U.S. holder’s tax basis in the Notes generally will be its initial purchase price, increased by OID previously includible in that U.S. holder’s gross income to the date of disposition and decreased by payments received on the Notes since and including the date that the Notes were deemed to be issued with OID.

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Your gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if you held the Notes for more than one year. For non-corporate U.S. holders, net long-term capital gains are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

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If you sell the Notes between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the Notes but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

Information Reporting and Backup Withholding
Under the tax rules concerning information reporting to the IRS:
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Assuming you hold your Notes through a broker or other intermediary, the intermediary must provide information to the IRS concerning interest (including OID, if any) and proceeds from the retirement or sale proceeds on your Notes, unless an exemption applies.

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Similarly, unless an exemption applies, you must provide the intermediary with your taxpayer identification number for its use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

•
If you are subject to these requirements but do not comply, the intermediary must apply backup withholding on all amounts payable to you on the Notes (including principal payments). If the intermediary withholds, you may claim the withheld amount as a credit against your federal income tax liability if you provide the required information to the IRS.

•
All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Tax Consequences to Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” A “Non-U.S. holder” is a beneficial owner of the Notes, other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes, that is not a U.S. holder.
Withholding Taxes
Generally, subject to backup withholding and Foreign Account Tax Compliance Act (“FATCA”) withholding discussed below, payments of principal and interest (including OID, if any) on the Notes will not be subject to U.S. withholding taxes.
However, for the exemption from withholding taxes to apply to you, you must meet one of the following requirements:
•
You provide a completed Form W-8BEN or W-8BEN-E, as applicable, (or substitute form) to the bank, broker or other intermediary through which you hold your Notes. The Form W-8BEN or W-8BEN-E, as applicable, contains your name, address and a statement that you are the beneficial owner of the Notes and that you are a Non-U.S. holder.

•
You hold your Notes directly through a “qualified intermediary,” and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. withholding tax rules under specified procedures.

•
You are entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and your country of residence. To claim this exemption, you must generally complete Form W-8BEN or W-8BEN-E, as applicable, and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

•
The interest income on the Notes is effectively connected with the conduct of your trade or business in the U.S., and is not exempt from U.S. tax under a tax treaty. To claim this exemption, you must complete Form W-8ECI and be subject to U.S. federal income tax as described below under “— U.S. Trade or Business.”

Even if you meet one of the above requirements, interest (including OID, if any) paid to you will be subject to withholding tax under any of the following circumstances:
•
The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

•
The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

•
An intermediary through which you hold the Notes fails to comply with the procedures necessary to avoid withholding taxes on the Notes. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN or W-8BEN-E, as applicable, (or other documentary information concerning your status) to the withholding agent for the Notes. However, if you hold your Notes through a qualified intermediary — or if there is a qualified intermediary in the chain of title between you and the withholding agent for the Notes — the qualified intermediary is not generally required to forward this information to the withholding agent in order to avoid withholding taxes on the Notes.

•
You are a bank making a loan in the ordinary course of business. In this case, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the U.S., as discussed above.

Payments of interest (including OID, if any) made to you will generally be reported to the IRS and to you on Form 1042-S. However, this reporting does not apply to you if you hold your Notes directly through a qualified intermediary and the applicable procedures are complied with.
The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. In addition, special rules apply to certain types of Non-U.S. holders of the Notes, including partnerships, trusts and other entities treated as pass-through entities for U.S. federal income tax purposes. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.
Sale or Retirement of Notes
If you sell the Notes or the Notes are redeemed, you will not be subject to federal income tax on any gain unless one of the following applies:
•
The gain is connected with a trade or business that you conduct in the U.S.

•
You are an individual, you were present in the U.S. for at least 183 days during the year in which you disposed of the Notes, and certain other conditions are satisfied.

•
The gain represents accrued interest, in which case the rules for interest would apply.

U.S. Trade or Business
If you hold your Notes in connection with a trade or business that you are conducting in the U.S. and, if required by an applicable income tax treaty, you maintain a U.S. permanent establishment to which the holding of the Notes is attributable:
•
Any interest (including OID, if any) on the Notes, and any gain from disposing of the Notes, generally will be subject to U.S. federal income tax as if you were a U.S. holder.

•
If you are a corporation, you may also be subject to the “branch profits tax” on your earnings that are connected with your U.S. trade or business (subject to certain adjustments), including earnings from the Notes. This tax generally is imposed at a rate of 30%, but may be reduced or eliminated by an applicable income tax treaty.

Estate Taxes
If you are an individual, your Notes will not be subject to U.S. estate tax when you die. However, this rule only applies if, at your death, payments on the Notes were not connected to a trade or business that you were conducting in the U.S.
Information Reporting and Backup Withholding
U.S. rules concerning information reporting and backup withholding are described above. These rules apply to Non-U.S. holders as follows:
•
Payments of principal and interest (including OID, if any) you receive will be automatically exempt from the usual rules if you are a Non-U.S. holder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, as described above, interest payments made to you may be reported to the IRS on Form 1042-S.

•
Sale proceeds you receive on a sale of your Notes through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the U.S. In general, you may provide one of the forms described under “Withholding Taxes” to claim an exemption from information reporting and backup withholding on a sale. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities
FATCA imposes a U.S. federal withholding tax of 30% on certain payments to foreign financial institutions and other non-U.S. persons that fail to comply with information reporting requirements in respect of their direct and indirect U.S. shareholders and/or U.S. accountholders. FATCA withholding currently applies to payments of interest on the Notes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implication of these withholding provisions on their investment in the Notes.

ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of the Notes (or any interest therein) by an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, any plan (as defined in Section 4975(e)(1) of the Internal Revenue Code) that is subject to Section 4975 of the Internal Revenue Code, any entity deemed to hold plan assets of any of the foregoing by virtue of such employee benefit plan’s or plan’s investment in the entity (each, a “Plan”) or a plan that is subject to any federal, state, local, non-U.S. or other law that is substantially similar to the foregoing provisions of ERISA and the Internal Revenue Code (“Similar Law”).
This discussion is based on current provisions of ERISA and the Internal Revenue Code, current regulations under ERISA and the Internal Revenue Code, existing administrative rulings of the United States Department of Labor (the “DOL”) and reported judicial decisions. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes. This discussion does not purport to deal with all aspects of ERISA or the Internal Revenue Code, any state laws that might be relevant to Plans or any Similar Law. This discussion also is not a representation by us that an investment in the Notes meets all legal requirements. Any fiduciary of or any other person acting on behalf of, or using assets of, a Plan or a plan subject to Similar Law that is considering an investment in the Notes should consult with its legal advisors regarding the consequences and advisability of this investment.
General Fiduciary Obligations
A fiduciary of a Plan subject to Title I of ERISA is required to satisfy certain standards for investing Plan assets. Any fiduciary of such a Plan that proposes to cause the Plan to purchase the Notes should determine whether, under these general fiduciary standards of ERISA, an investment in such Notes is appropriate for the Plan. Among other factors to consider, the fiduciary should consider whether such acquisition and holding of the Notes is in accordance with the documents governing the ERISA Plan and would satisfy the prudence requirements of ERISA and whether such acquisition and holding of the Notes is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio.
Prohibited Transactions
Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code, in each case, with respect to such Plan unless an exemption is available. A fiduciary of a Plan or any other person making the investment decision for a Plan should consider the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code in making its investment decision to purchase and hold the Notes. The particular facts concerning the sponsorship, operations and other investments of a Plan might cause a wide range of other persons to be treated as disqualified persons or parties in interest with respect to it. A prohibited transaction, in addition to imposing potential personal liability upon fiduciaries of Plans, might also result in the imposition of an excise tax under the Internal Revenue Code or a penalty under ERISA upon the disqualified person or party in interest with respect to the Plan. A violation of the prohibited transaction rules might result in an excise tax or other liabilities under ERISA or Section 4975 of the Internal Revenue Code and require the unwinding of the transaction giving rise to the violation and the disgorgement of any gains. In the case of an individual retirement account, a violation of these prohibited transaction rules might also cause the individual retirement account to lose tax exempt status.
Certain transactions involving CFC, as the issuer, might constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a Plan that purchased (or whose assets were used to purchase) the Notes if the assets of CFC, as the issuer, were deemed to be assets of such Plan. DOL regulations at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (collectively the “Plan Assets Regulation”), generally provides that when a Plan acquires a security that is an “equity interest” in an entity, and that security is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by all the Plans is not “significant” within the meaning of the Plan Assets Regulation. The term “equity interest” is defined in the Plan Assets Regulation as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.” It is expected that the Notes should not be treated as “equity interests” in CFC, based among other things on the traditional debt features of the Notes and the absence of conversion rights, warrants and other typical equity features. Regardless, it also is expected that the Notes should be treated as “publicly offered securities,” based among other things on the fact they will be registered under the Exchange Act, are expected to be owned by 100 or more investors independent of us and of each other, and are not intended to be subject to transfer restrictions other than those permissible restrictions enumerated in the Plan Assets Regulation. Thus, we do not expect the Plan Assets Regulation will apply to a Plan’s investment in the Notes such that the Plan’s assets would include an undivided interest in the assets of CFC, as the issuer. However, any purchaser that is a Plan fiduciary must ultimately make its own determination with respect to the application of the Plan Assets Regulation to the purchase and holding of the Notes.
Without regard to whether the Plan Assets Regulation applies to a Plan’s investment in the Notes, the acquisition or holding of a Note by, or on behalf of, a Plan could trigger a prohibited transaction if CFC, the underwriters or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. Certain exemptions from these prohibited transaction rules might be available, including: Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an “in-house asset manager”). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide a statutory exemption for prohibited transactions between a Plan and a person that is a party in interest or a disqualified person (other than a fiduciary or an affiliate of a fiduciary that has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) solely by reason of providing services to the Plan; provided the Plan pays no more and receives no less than adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided might or might not cover all acts that could be construed as prohibited transactions. There can be no assurance that these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes, and prospective purchasers that are or are acting on behalf of, or with assets of, Plans should consult with their advisors regarding the applicability of any such exemption.
Employee benefit plans that are governmental, non-U.S. or church plans (as defined under ERISA) generally are not subject to the requirements of Title I of ERISA or Section 4975 of the Internal Revenue Code; provided, however, such plans might be subject to Similar Law that affect their ability to acquire and hold the Notes.
By accepting and holding a Note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Note constitutes assets of any Plan or plan that is subject to Similar Law or (ii) the purchase and holding of the Note by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or, in the case of a plan that is subject to Similar Law, a violation under any such Similar Law.
Certain Fiduciary Considerations
In addition, the person making the decision to acquire a Note on behalf of a Plan (the “Plan Fiduciary”) will be deemed to have represented and warranted that (1) neither CFC, the underwriters, nor any of their respective affiliates (the “Transaction Parties”) has provided or will provide advice with respect to the acquisition of the Note by the Plan, other than to the Plan Fiduciary which is independent of the Transaction Parties; (2) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition of the Note by the Plan; (3) the Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Internal Revenue Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s acquisition of the Note; (4) none of the Transaction Parties has exercised any authority to cause the Plan to acquire the Note or to negotiate the terms of such acquisition; (5) none of the Transaction Parties receives a fee or other compensation from the Plan or the Plan Fiduciary for the provision of investment advice in connection with the decision to acquire the Note; and (6) the Plan Fiduciary has been informed by the Transaction Parties: (a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the Plan’s acquisition of the Note; and (b) of the existence and nature of the Transaction Parties’ financial interests in the Plan’s acquisition of the Note.
This offer is not a representation by us or the underwriters that an acquisition and holding of the Notes meets all legal requirements applicable to investments by Plans or plans subject to Similar Law, or that such an investment is appropriate for any particular Plan or plan subject to Similar Law.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed on persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing or holding a Note on behalf of, or with the assets of, any Plan or plan subject to Similar Law, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Law to such investment and whether an exemption would be applicable to the purchase or holding of a Note.

UNDERWRITING
The underwriters named below have severally agreed to purchase, and CFC has agreed to sell to them, severally, the principal amounts of the Notes indicated below. CFC has entered into an underwriting agreement with the underwriters for whom J.P. Morgan Securities LLC and RBC Capital Markets, LLC are acting as representatives. The underwriting agreement, dated the date hereof, provides that the several obligations of the underwriters are subject to certain conditions as therein set forth. The underwriters will be obligated to purchase all the Notes being underwritten or sold by them if any of the Notes are purchased.
Underwriter	Principal Amount of the Notes
J.P. Morgan Securities LLC	$112,500,000
RBC Capital Markets, LLC	112,500,000
Mizuho Securities USA LLC	4,375,000
MUFG Securities Americas Inc.	4,375,000
Scotia Capital (USA) Inc.	4,375,000
PNC Capital Markets LLC	3,125,000
KeyBanc Capital Markets Inc.	2,500,000
SunTrust Robinson Humphrey, Inc.	2,500,000
U.S. Bancorp Investments, Inc.	2,500,000
Regions Securities LLC	1,250,000
Total	$250,000,000

CFC has been advised by the underwriters that the underwriters propose to offer the Notes to the public initially at the offering price set forth on the cover of this prospectus supplement and may offer the Notes to certain dealers at such price less a selling concession of  $0.50 per Note; provided, that the concession will be $0.30 per Note sold to institutions. The underwriters may allow and each such dealer may reallow to other dealers a concession not exceeding $0.45 per Note. After the initial public offering, such public offering price and such concessions and reallowances may be changed.
Expenses associated with this offering, to be paid by CFC, are estimated to be $225,000.
Prior to this offering, there has been no market for the Notes. We will apply to list the Notes for trading on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the Notes are first issued. The underwriters have advised us that the representatives, on behalf of the underwriters currently intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the Notes at any time without notice. In addition, market-marking activity will be subject to the limits imposed by the Securities Act and the Exchange Act. No assurance can be given as to how liquid the trading market for the Notes will be.
In connection with the offering made hereby, the underwriters may purchase and sell such Notes in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters in connection with the offering. Over-allotment involves sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in this offering, which creates a short position for the underwriters. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Notes, and short positions created by the underwriters involve the sale by the underwriters of a greater aggregate principal amount of the Notes than they are required to purchase from CFC. The underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Notes sold in the offering may be reclaimed by the underwriters if such Notes are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

No Sale of Similar Securities
CFC has agreed, for a period of 30 days from the date of this prospectus supplement, to not, without the prior written consent of the representatives, directly or indirectly, offer, sell, grant any option for the sale of, or otherwise dispose of any Notes, any security convertible into, exchangeable into or exercisable for the Notes or any subordinated debt securities substantially similar to the Notes (except for Notes issued pursuant to the underwriting agreement described in this “Underwriting” section). For avoidance of doubt, this agreement does not apply to any securities of CFC that are not the Notes, that are not convertible into, exchangeable into or exercisable for the Notes or that are not convertible into, exchangeable into or exercisable for any subordinated debt securities substantially similar to the Notes, including, without limitation, any (i) senior indebtedness (as defined in the Indenture), (ii) CFC’s commercial paper or other debt securities with scheduled maturities of less than one year, (iii) CFC’s Medium Term Notes, (iv) CFC’s Select Notes or (v) CFC’s members’ subordinated certificates or members’ equity.
CFC has agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.
In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions (including acting as underwriters, initial purchasers or dealers with respect to other securities offerings) with CFC and its affiliates, for which they have received, and in the future expect to receive, customary compensation. In addition, affiliates of the underwriters from time to time have acted or in the future may continue to act as lenders to CFC and its affiliates, for which they have received or expect to receive customary compensation.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of CFC or its affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. The Trustee is an affiliate of U.S. Bancorp Investments Inc., one of the Underwriters.
Extended Settlement
It is expected that delivery of the Notes will be made against payment therefor on or about May 6, 2019 which is the fifth trading day following the date hereof  (such settlement cycle being referred to as T+5). Purchasers of Notes should note that the ability to settle secondary market trades of the Notes effected on the date of pricing and the next two succeeding business days may be affected by the T+5 settlement. Accordingly, purchasers who wish to trade the Notes on the date of this prospectus supplement or the following two business days will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own legal advisors.
Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”).
Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of the Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.
Each person in a member state of the EEA to whom any offer of Notes is made or who receives any communication in respect of, or who initially acquires any Notes under, the offers to the public contemplated in this prospectus supplement, or to whom the Notes are otherwise made available will be deemed to have represented, warranted and agreed to and with each of the underwriters and CFC that it and any person on whose behalf it acquires Notes as a financial intermediary, as that term is defined in Article 3(2) of the Prospectus Directive, is: (i) a “qualified investor” within the meaning of the law in that member state implementing Article 2(1)(e) of the Prospectus Directive; and (ii) not a “retail investor” as defined above.
Notice to Prospective Investors in the United Kingdom
Each underwriter has advised us that in the United Kingdom it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any Notes included in this offering to persons who are “qualified investors” (as defined in Section 86(7) of FSMA) and who are also:
•
persons having professional experience in matters relating to investments falling within the definition “investment professionals” in Article 19(5) of The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“Order”); or

•
high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or

•
persons to whom an invitation or inducement to engage in investment activity may be communicated without contravening section 21 of FSMA,

and each underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes included in this offering in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Canada
The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, CFC or the Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of Notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of the Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.
Notice to Prospective Investors in Hong Kong
The Notes have not been offered and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Notes may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA’’)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, CFC has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”), and the Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time.
Notice to Prospective Investors in Taiwan
The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Notes in Taiwan.
Notice to Prospective Investors in the United Arab Emirates (excluding the Dubai International Financial Centre)
The Notes have not been and will not be offered, sold or publicly promoted or advertised in the United Arab Emirates other than in compliance with the laws of the United Arab Emirates governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus is being distributed, and the Notes are being offered, only to relevant Qualified Investors in accordance with the United Arab Emirates Securities and Commodities Authority Decision No. 3 R.M. of 2017 Concerning the Organisation of Promotion and Introduction. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates or the United Arab Emirates Securities and Commodities Authority.
Notice to Prospective Investors in Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Dubai Financial Services Authority (the “DFSA”). The Notes have not been offered and will not be offered to any person in the Dubai International Financial Centre unless such offer is:
(a) an “Exempt Offer” in accordance with the Market Rules Module of the DFSA rulebook; and
(b) made only to persons who are Professional Clients who meet the Professional Client criteria set out in Rule 2.3.3 of the DFSA Conduct of Business Module of the DFSA rulebook.

LEGAL MATTERS
The validity of the Notes offered hereby and certain United States tax matters relating to the Notes will be passed upon for CFC by Hogan Lovells US LLP, Columbia Square, 555 Thirteenth Street, NW, Washington, DC. The underwriters will be represented by Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166. Hunton Andrews Kurth from time to time has performed and may perform legal services for CFC.
EXPERTS
The consolidated financial statements of National Rural Utilities Cooperative Finance Corporation as of May 31, 2018 and 2017, and for each of the years in the three-year period ended May 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
National Rural Utilities
Cooperative Finance Corporation
Senior Debt Securities
Subordinated Debt Securities

We plan to offer from time to time senior debt securities and subordinated debt securities. We will provide the specific terms of these senior debt securities and subordinated debt securities and the offering in one or more supplements to this prospectus. A prospectus supplement or pricing supplement may also add, change or update information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. For additional information on the method of sale, refer to the section entitled “Plan of Distribution” below. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these senior debt securities and subordinated debt securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Investing in the senior debt securities and subordinated debt securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus, and the risk factors that are incorporated by reference in this prospectus.
This prospectus may not be used to consummate sales of senior debt securities or subordinated debt securities unless accompanied by a prospectus supplement.

The date of this prospectus is November 1, 2017

i

ABOUT THIS PROSPECTUS
To understand the terms of the senior debt securities and subordinated debt securities (the “securities”) offered by this prospectus, you should carefully read this prospectus, any prospectus supplement or pricing supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” and “Incorporation By Reference” for information on National Rural Utilities Cooperative Finance Corporation (“CFC” or the “Company”, also referred to as “we,” “us” and “our”), including its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.
This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), using a “shelf” registration procedure. Under this procedure, we may offer and sell the securities from time to time. Each time we offer the securities, we will provide you with a prospectus supplement or pricing supplement that will describe the specific amounts, prices and terms of the securities being offered, including the names of any underwriters, dealers or agents, the compensation of any underwriters, dealers or agents and the net proceeds to us. The prospectus supplement may contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement. The prospectus supplement or pricing supplement may also add, update or change information contained in this prospectus.
We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

RISK FACTORS
Investing in the securities involves significant risks. Before you invest in the securities, in addition to the other information contained in this prospectus and in any prospectus supplement or pricing supplement, you should carefully consider the risks and uncertainties discussed under “Forward-Looking Statements” and the other information included or incorporated by reference in this prospectus including the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 31, 2017, as our risk factors may be updated from time to time in our Quarterly Reports on Form 10-Q and in other filings we may make from time to time with the SEC after the date of the registration statement of which this prospectus is a part. Any of these risk factors, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) relating to the securities covered by this prospectus. As permitted by SEC rules, this prospectus may not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s Public Reference Room or website.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is an important part of this prospectus, and the information we subsequently file with the SEC will automatically update and supersede the information in this prospectus. Absent unusual circumstances, we will have no obligation to amend this prospectus, other than filing subsequent information with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until this offering is completed:
•
Annual Report on Form 10-K for the year ended May 31, 2017 (filed August 1, 2017); and

•
Quarterly Report on Form 10-Q for the quarter ended August 31, 2017 (filed October 10, 2017).

We are not incorporating by reference any document or information that is deemed to be furnished and not filed in accordance with SEC rules.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings from the SEC as described under “Where You Can Find More Information.” You may also request, at no cost, a copy of these filings (other than an exhibit to these filings unless we have incorporated that exhibit by reference into this registration statement) by writing to or telephoning us at the following address:
National Rural Utilities Cooperative Finance Corporation
20701 Cooperative Way
Dulles, VA 20166-6691
(703) 467-1800
Attn: J. Andrew Don
Senior Vice President and Chief Financial Officer
These filings are also available through the Financial Reporting subsection of the Investor Relations section of our website: www.nrucfc.coop. Information on our website does not constitute a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or pricing supplement. We have not authorized anyone, including any salesman or broker, to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front cover of the document in question.
FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated by reference herein, contains certain statements that are considered forward-looking statements within the meaning of the Securities Act and the Exchange Act. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. All statements about future expectations or projections, including statements about loan volume, the appropriateness of the allowance for loan losses, operating income and expenses, leverage and debt-to-equity ratios, borrower financial performance, impaired loans, and sources and uses of liquidity, are forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance may differ materially from our forward-looking statements due to several factors. Factors that could cause future results to vary from our forward-looking statements include, but are not limited to, general economic conditions, legislative changes including those that could affect our tax status, governmental monetary and fiscal policies, demand for our loan products, lending competition, changes in the quality or composition of our loan portfolio, changes in our ability to access external financing, changes in the credit ratings on our debt, valuation of collateral supporting impaired loans, charges associated with our operation or disposition of foreclosed assets, regulatory and economic conditions in the rural electric industry, non-performance of counterparties to our derivative agreements, the costs and effects of legal or governmental proceedings involving CFC or its members, and other factors discussed in our annual and quarterly reports previously filed with the SEC. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect new information, events, circumstances or changes in expectations after the date on which the statement is made.

THE COMPANY
CFC is a member-owned cooperative association incorporated under the laws of the District of Columbia in April 1969. CFC’s principal purpose is to provide its members with financing to supplement the loan programs of the Rural Utilities Service of the United States Department of Agriculture. CFC makes loans to its rural electric members so they can acquire, construct and operate electric distribution, generation, transmission and related facilities. CFC also provides its members with credit enhancements in the form of letters of credit and guarantees of debt obligations. As a cooperative, CFC is owned by and exclusively serves its membership, which consists of not-for-profit entities or subsidiaries or affiliates of not-for-profit entities. CFC is exempt from federal income taxes under Section 501(c)(4) of the Internal Revenue Code. As a member-owned cooperative, CFC’s objective is not to maximize profit, but rather to offer members cost-based financial products and services. CFC annually allocates its net earnings, which consist of net income excluding the effect of certain non-cash accounting entries, to (i) a cooperative education fund, (ii) a general reserve, if necessary, (iii) members based on each member’s patronage of CFC’s loan programs during the year, and (iv) a members’ capital reserve. As a Section 501(c)(4) tax exempt, member-owned cooperative, CFC cannot issue equity securities. CFC funds its activities primarily through a combination of public and private issuances of debt securities, member investments and retained equity. The Company’s headquarters are located at 20701 Cooperative Way, Dulles, VA 20166-6691 and its telephone number is (703) 467-1800.
For financial statement purposes, CFC’s results of operations and financial condition are consolidated with and include National Cooperative Services Corporation (“NCSC”), Rural Telephone Finance Cooperative (“RTFC”) and subsidiaries created and controlled by CFC to hold foreclosed assets resulting from defaulted loans or bankruptcy.
NCSC is a taxable cooperative incorporated in 1981 in the District of Columbia as a member-owned cooperative association. The principal purpose of NCSC is to provide financing to members of CFC, entities eligible to be members of CFC and the for-profit and non-profit entities that are owned, operated or controlled by, or provide significant benefit to Class A, B and C members of CFC. As of August 31, 2017, NCSC’s membership consisted of distribution systems, power supply systems and statewide and regional associations that were members of CFC. CFC, which is the primary source of funding for NCSC, manages NCSC’s business operations under a management agreement that is automatically renewable on an annual basis unless terminated by either party. NCSC pays CFC a fee and, in exchange, CFC reimburses NCSC for loan losses under a guarantee agreement. As a taxable cooperative, NCSC pays income tax based on its reported taxable income and deductions. NCSC is headquartered with CFC in Dulles, Virginia.
RTFC is a taxable Subchapter T cooperative association originally incorporated in South Dakota in 1987 and reincorporated as a member-owned cooperative association in the District of Columbia in 2005. RTFC’s principal purpose is to provide financing for its rural telecommunications members and their affiliates. RTFC’s membership consists of a combination of not-for-profit and for-profit entities. CFC is the sole lender to and manages the business operations of RTFC through a management agreement that is automatically renewable on an annual basis unless terminated by either party. Under a guarantee agreement, RTFC pays CFC a fee and, in exchange, CFC reimburses RTFC for loan losses. As permitted under Subchapter T of the Internal Revenue Code, RTFC pays income tax based on its taxable income, excluding patronage-sourced earnings allocated to its patrons. RTFC is headquartered with CFC in Dulles, Virginia.
At August 31, 2017, after taking into consideration systems that are members of both CFC and NCSC and eliminating memberships between CFC, NCSC and RTFC, our consolidated membership totaled 1,461 members and 219 associates. Our consolidated members include 839 electric distribution systems, 7 0 power supply systems, 488 telecommunication members, 63 statewide and regional associations, and one national association of cooperatives. The service territories of our electric distribution systems, power supply systems and telecommunication members are located in 49 states, the District of Columbia and two U.S. territories.

RATIO OF EARNINGS TO FIXED CHARGES
The ratios of earnings to fixed charges for the Company for each of the five years ended May 31, 2017, 2016, 2015, 2014 and 2013 are included in Exhibit 12 to our Annual Report on Form 10-K for the year ended May 31, 2017, and are incorporated by reference into this prospectus. The ratio of earnings to fixed charges for the Company for the three months ended August 31, 2017 is included in Exhibit 12 to our Quarterly Report on Form 10-Q for the quarter ended August 31, 2017 Form 10-Q, and is also incorporated by reference into this prospectus.
USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement or pricing supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including, but not limited to, funding loans and the retirement of debt.
DESCRIPTION OF SENIOR DEBT SECURITIES
The following description summarizes the general terms and provisions that may apply to the senior debt securities. Each prospectus supplement or pricing supplement will state the particular terms of the senior debt securities and the extent, if any, to which the general terms and provisions described herein may apply to the senior debt securities included in the prospectus supplement or pricing supplement.
The senior debt securities will be issued under a senior indenture dated as of December 15, 1987, as supplemented by a First Supplemental senior indenture dated as of October 1, 1990, between CFC and U.S. Bank National Association, as successor trustee (as so supplemented, the “senior indenture”). The senior indenture limits the aggregate principal amount of senior indebtedness which may be issued under it, as described below under “Restriction on Indebtedness”. Additionally, CFC may, without the consent of the holders of the senior debt securities of any series, re-open a previous series of senior debt securities and issue additional senior debt securities of the same series, which additional senior debt securities will have the same terms as the original series except for the issue price, issue date and, in some cases, the first interest payment date. CFC will not issue any additional senior debt securities of the same series unless the additional senior debt securities will be fungible with all senior debt securities of the same series for U.S. federal income tax purposes.
The statements in this prospectus concerning the senior indenture, one or more supplemental senior indentures and the senior debt securities do not purport to be complete and are qualified in their entirety by reference to the senior indenture and any supplemental senior indenture, each of which is or will be incorporated by reference into this prospectus.
General
The senior debt securities will be issued in fully registered form without coupons unless the applicable prospectus supplement provides for an issuance to be in a form registered as to principal only with or without coupons or in bearer form with or without coupons or any combination thereof. Senior debt securities may also be issued in temporary or definitive global bearer form. Unless specified otherwise in the prospectus supplement or pricing supplement, all senior debt securities will be denominated in U.S. dollars, registered senior debt securities will be issued in denominations of  $1,000 and multiples of  $1,000 and bearer senior debt securities will be issued in denominations of  $5,000 and multiples of  $5,000. (Sections 201 and 302)
The senior debt securities will be direct, unsecured obligations of CFC. CFC also issues secured senior debt in the form of collateral trust bonds and privately placed senior secured notes, secured by a pledge of member loans. At August 31, 2017, CFC had $7,923 million in aggregate principal amount of collateral trust bonds and $7,589 million of senior secured notes outstanding.
If any of the senior debt securities are offered in a foreign currency or currency unit or if principal of, any premium or any interest on any of the senior debt securities is payable in any foreign currency or currency unit, the applicable prospectus supplement will describe the restrictions, elections, specific terms and other information relative to those senior debt securities.

CFC may issue senior debt securities in one or more series with the same or various maturities at or above par or with an original issue discount. Original issue discount securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) below their stated principal amount. See disclosure regarding taxation contained in the relevant prospectus supplement for a discussion of certain federal income tax considerations with respect to any original issue discount securities.
The prospectus supplement or pricing supplement relating to the particular series of senior debt securities being offered will specify the amounts, prices and terms of such securities. These terms may include:
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the title of and the limit on the aggregate principal amount of senior debt securities to be issued;

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the percentage of their principal amount at which the senior debt securities will be sold;

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the date or dates on which the senior debt securities will mature;

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the annual rate or rates (which may be fixed or variable) or the method of determining any rate or rates at which the senior debt securities will bear interest;

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the date or dates from which such interest shall accrue and the date or dates at which interest will be payable;

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the place where payments may be made on the senior debt securities;

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any redemption or sinking fund terms;

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the denominations in which the senior debt securities will be issuable, if other than $1,000 and any integral multiple thereof  (if registered) or $5,000 and any integral multiple thereof  (if bearer);

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the principal amount of original issue discount senior debt securities payable upon acceleration;

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the means of satisfaction and discharge of the senior indenture with respect to the senior debt securities;

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if the amount payable in respect of principal of or any premium or interest on any of such senior debt securities may be determined with reference to an index or other fact or event ascertainable outside the senior indenture, the manner in which the amounts will be determined;

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if other than the currency of the United States, the currency, currencies or currency unit or units in which the payment of principal of and any premium and interest on such senior debt securities will be made;

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if other than the principal amount of the senior debt securities, the portion of the principal amount of the senior debt securities payable upon declaration of acceleration of the maturity;

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if the principal of or premium or interest on the senior debt securities are to be payable in securities or other property, the type and amount of securities or other property, or the method of determining the amount, and the terms and conditions of the election;

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the terms, if any, on which senior debt securities may be converted into or exchanged for securities of CFC or any other person;

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the obligations or instruments, if any, considered eligible obligations in respect of senior debt securities denominated in a currency other than dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of CFC’s indebtedness in respect of the senior debt securities after their satisfaction and discharge;

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if either CFC or the holders of senior debt securities may elect payment in a currency, currencies or currency unit or units other than that in which the senior debt securities are stated to be payable, then the period or periods within which, and the terms upon which, the election may be made and, if the amount of those payments may be determined with reference to an index based on a currency, currencies or currency unit or units, other than that in which the senior debt securities are stated to be payable, then the manner in which such amounts shall be determined;

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whether the senior debt securities will be issued as registered senior debt securities, in a form registered as to principal only with or without coupons, or as bearer senior debt securities including temporary and definitive global form, or any combination thereof and applicable exchange provisions;

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whether CFC will pay additional amounts to any holder of senior debt securities who is not a United States person (as defined in the disclosure relating to tax matters contained in the relevant prospectus supplement) in respect of any tax, assessment or governmental charge required to be withheld or deducted and whether CFC will have the option to redeem the applicable senior debt securities rather than pay additional amounts;

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the applicability to the series of the senior indenture defeasance provisions;

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whether the covenants described below under “Restriction on Indebtedness” will apply to the senior debt securities;

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any limitations on the rights of the holders of senior debt securities to transfer or exchange or to obtain the registration of transfer of senior debt securities, and the amount or terms of a service charge if any for the registration of transfer or exchange of senior debt securities;

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any changes or additions to the events of default or covenants described in this prospectus; and

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any other terms of the senior debt securities not inconsistent with the provisions of the senior indenture. (Section 301)

Exchange, Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, registered senior debt securities of any series that are not global senior debt securities will be exchangeable for other registered senior debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if senior debt securities of any series are issuable as both registered senior debt securities and bearer senior debt securities, the holder may choose, upon written request and subject to the terms of the senior indenture, to exchange bearer senior debt securities and the appropriate related coupons of that series into registered senior debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer senior debt securities with attached coupons surrendered in exchange for registered senior debt securities between a regular record date or a special record date and the relevant interest payment date must be surrendered without the coupon relating to that interest payment date and interest will not be payable on that interest payment date in respect of the registered senior debt security issued in exchange for that bearer debt security. The interest will be payable only to the holder of that coupon when due in accordance with the terms of the senior indenture. Bearer senior debt securities will not be issued in exchange for registered senior debt securities. No service charge will be made for any registration of transfer or exchange of the senior debt securities but CFC may require payment of a sum sufficient to cover any applicable tax or other governmental charge. (Section 305)
You may present senior debt securities for exchange as provided above. In addition, you may present registered senior debt securities for registration of transfer together with the duly executed form of transfer at the office of the security registrar or at the office of any transfer agent designated by CFC for that purpose with respect to any series of senior debt securities referred to in an applicable prospectus supplement. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. CFC has appointed U.S. Bank National Association as security registrar. (Section 305) If a prospectus supplement refers to any transfer agents (in addition to the security registrar) initially designated by CFC with respect to any series of senior debt securities, CFC may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. However, if senior debt securities of a series are issuable solely as registered senior debt securities, CFC will be required to maintain a transfer agent in each place of payment for such series and, if senior debt securities of a series are issuable as bearer senior debt securities, CFC will be required to maintain (in addition to the security registrar) a transfer agent in a place of payment for such series. CFC may at any time designate additional transfer agents with respect to any series of senior debt securities. (Section 1002)

In the event of any redemption in part, CFC will not be required to:
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issue, register the transfer of or exchange senior debt securities of any series during a period beginning at the opening of business 15 days before any selection of senior debt securities of that series to be redeemed and ending at the close of business on:

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if senior debt securities of the series are issuable only as registered senior debt securities, the day of mailing of the relevant notice of redemption;

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if senior debt securities of the series are issuable only as bearer senior debt securities, the day of the first publication of the relevant notice of redemption; or

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if senior debt securities of the series are issuable as registered senior debt securities and bearer senior debt securities and there is no publication of the relevant notice of redemption, the day of mailing of the relevant notice of redemption;

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register the transfer of or exchange any registered senior debt security, or portion thereof, so called for redemption, except the unredeemed portion of any registered senior debt security being redeemed in part; or

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exchange any bearer senior debt security so called for redemption, except to exchange such bearer senior debt security for a registered senior debt security of that series and like tenor which is simultaneously surrendered for redemption. (Section 305)

Payment and Paying Agents
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, payment of principal and any premium and any interest on registered senior debt securities will be made at the office of the paying agent or paying agents that CFC may designate from time to time. Unless otherwise specified in an applicable prospectus supplement or pricing supplement, CFC will make payment of any installment of interest on registered senior debt securities to the person in whose name that registered senior debt security is registered at the close of business on the regular record date for such interest. (Section 307)
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, the office of U.S. Bank National Association in the Borough of Manhattan, The City of New York will be designated as sole paying agent for payments with respect to senior debt securities that are issuable solely as registered senior debt securities and as CFC’s paying agent in the Borough of Manhattan, The City of New York, for payments with respect to senior debt securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by CFC for the senior debt securities of a particular series will be named in an applicable prospectus supplement or pricing supplement. CFC may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but if senior debt securities of a series are issuable solely as registered senior debt securities, CFC will be required to maintain a paying agent in each place of payment for such series. (Section 1002)
If senior debt securities of a series are issuable as bearer senior debt securities, CFC will be required to maintain:
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a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any registered senior debt securities of that series and for payments with respect to bearer senior debt securities of that series in certain circumstances; and

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a paying agent in a place of payment located outside the United States where senior debt securities of such series and any coupons may be presented and surrendered for payment. (Section 1002)

All moneys paid by CFC to a paying agent for the payment of principal, premium or interest on any senior debt security that remains unclaimed at the end of two years after becoming due and payable will be repaid to CFC. After that time, the holder of that senior debt security or relevant coupon will, as an unsecured general creditor, look only to CFC for payment of those amounts. (Section 1003)

Redemption
Any terms for the optional or mandatory redemption of senior debt securities will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise provided in the applicable prospectus supplement with respect to senior debt securities that are redeemable at the option of the holder, senior debt securities will be redeemable only upon notice not less than 30 nor more than 60 days prior to the date fixed for redemption. If less than all of the senior debt securities of a series or tranche are to be redeemed, the particular senior debt securities to be redeemed will be selected by a method of selection that the trustee deems fair and appropriate. (Sections 1103 and 1104)
Restriction on Indebtedness
CFC may not incur any indebtedness (including senior debt securities) or make any optional prepayment on any capital term certificate if, as a result, the principal amount of indebtedness outstanding, less the principal amount of government or government insured obligations held by CFC, on the date of such incurrence or prepayment or on any future date would exceed 20 times the sum of the members’ equity in CFC at the time of determination plus the principal amount of capital term certificates outstanding at the time of determination or at the given future date. The principal amounts of indebtedness and capital term certificates to be outstanding on any future given date will be computed after giving effect to maturities and sinking fund requirements. (Section 1007) For purposes of this restriction, indebtedness means all secured and unsecured indebtedness of CFC (including all guarantees by CFC of indebtedness of others) except capital term certificates. A “capital term certificate” is defined as a note of CFC substantially in the form of the capital term certificates of CFC outstanding on the date of the senior indenture and any other indebtedness having substantially similar provisions as to subordination. As of August 31, 2017, CFC had $22.9 billion outstanding of senior indebtedness. As of such date, within the restrictions of the senior indenture, CFC was permitted to have outstanding an additional $41.5 billion of indebtedness. As of August 31, 2017, CFC had $15,512 million of senior secured indebtedness outstanding.
Consolidation, Merger and Sale of Assets
CFC may not consolidate with or merge into any other corporation or transfer its assets substantially as an entirety to any person unless:
•
the successor is a corporation organized under the laws of any domestic jurisdiction;

•
the successor corporation executes a supplemental senior indenture pursuant to which it assumes the payment of principal of  (and premium, if any) and interest on all the senior debt securities and the performance of every covenant of CFC under the senior indenture;

•
immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing; and

•
CFC delivers to the trustee an officer’s certificate and an opinion of counsel as provided in the senior indenture. (Section 801)

Modification of the Senior Indenture
Without the consent of any holder of senior debt securities, CFC and the trustee may enter into one or more supplemental senior indentures for any of the following purposes:
•
to evidence the assumption by any permitted successor to CFC of the covenants of CFC in the senior indenture and the senior debt securities;

•
to add to the covenants of CFC for the benefit of the holders of all or any series of senior debt securities or to surrender any right or power conferred upon CFC by the senior indenture;

•
to add to or change any of the provisions of the senior indenture to the extent necessary to facilitate the issuance of senior debt securities in bearer form, change or eliminate any restrictions on the manner or place of payment of principal of or any premium or interest on bearer securities, or permit bearer securities to be issued in exchange for registered securities or to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations so long as such addition or change does not adversely affect the interests of holders of senior debt securities;
•
to provide for the creation of any series of senior debt securities and to establish the form or terms of any such series as permitted by the senior indenture;

•
to cure any ambiguity or to correct or supplement any provision in the senior indenture which may be defective or inconsistent with any other provision in the senior indenture, so long as such action does not adversely affect the interest of holders of the senior debt securities;

•
to modify, eliminate or add to the provisions of this senior indenture to such extent as might be necessary to continue the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•
to add any additional event of defaults with respect to all or any series of senior debt securities;

•
to change or eliminate any of the provisions of the senior indenture, provided that such change or elimination shall become effective only when there is no series of senior debt securities created prior to the execution of such supplemental senior indenture that is adversely affected by such change or elimination;

•
to provide for the issuance of uncertificated senior debt securities of one or more series in addition to or in place of certificated senior debt securities;

•
to provide for the acceptance of appointment by a successor trustee with respect to the senior debt securities of one or more series and to add to or change any of the provisions of the senior indenture as necessary to provide for or facilitate the administration of the trusts under the senior indenture by more than one trustee; or

•
to permit payment in the United States of principal, premium or interest on bearer securities. (Section 901)

CFC’s rights and obligations and the rights of the holders may be modified with the consent of the holders of at least a majority in principal amount of the then outstanding senior debt securities of all affected series, considered as one class. However, no supplemental senior indenture may, without the consent of the holders of all the affected outstanding senior debt securities:
•
change the stated maturity of the principal of, or any installment of principal of or interest on, any senior debt securities;

•
reduce the principal amount, any premium or the interest rate of any of the senior debt securities;

•
reduce the amount of the principal of original issue discount senior debt securities payable on any acceleration of maturity;

•
change the currency, currencies or currency unit or units in which any principal, premium or interest of any of the senior debt securities is payable;

•
change any of CFC’s obligations to maintain an office or agency in the places and for the purposes required by the senior indenture;

•
impair any right to take legal action for an overdue payment;

•
reduce the percentage required for modifications to or waivers of compliance with the senior indenture; or

•
with certain exceptions, modify the provisions for the waivers of certain covenants and defaults and any of the foregoing provisions. (Section 902)

A supplemental senior indenture that changes or eliminates any provision of the senior indenture expressly included solely for the benefit of a particular series of senior debt securities, or modifies the rights of the holders of senior debt securities of the series with respect to the provision, will be deemed not to affect the rights under the senior indenture of the holders of the senior debt securities of any other series. (Section 902)
The senior indenture provides that in determining whether the holders of the requisite principal amount of the outstanding senior debt securities have given or taken any direction, notice, consent, waiver or other action under the senior indenture as of any date:
•
the principal amount of an original issue discount security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to the senior indenture,

•
the principal amount of a senior debt security denominated in a foreign currency or currency unit shall be the dollar equivalent as of the date of original issuance of such senior debt security of the principal amount of such security, and

•
senior debt securities owned by the company or any other obligor upon the senior debt securities or any affiliate of the company or of such other obligor shall be disregarded and deemed not to be outstanding, except in determining whether the trustee shall be protected in relying upon any such request, demand or authorization. (Section 101)

If CFC solicits from holders of senior debt securities any request, demand, authorization, direction, notice, consent, election, waiver or other act, CFC may, at its option, by board resolution, fix in advance a record date for the determination of holders of senior debt securities entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other act, but CFC shall have no obligation to do so. If a record date is fixed, the request, demand, authorization, direction, notice, consent, election, waiver or other act may be given before or after the record date, but only the holders of record at the close of business on the record date shall be deemed holders for the purposes of determining whether holders of the requisite proportion of the outstanding senior debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding senior debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer or in exchange or in lieu of the security in respect of anything done, omitted or suffered to be done by the trustee or CFC in reliance thereon, whether or not notation is made upon security. (Section 104)
Waiver of Certain Covenants
CFC will not be required to comply with certain restrictive covenants (including that described above under “Restriction on Indebtedness”) if the holders of at least a majority in principal amount of all series of outstanding senior debt securities affected waive compliance with the restrictive covenants. (Section 1009)
Events of Default, Notice and Waiver
Each of the following will constitute an event of default under the senior indenture with respect to the senior debt securities of any series:
•
failure to pay interest on any senior debt security for 30 days after such interest becomes due and payable;

•
failure to pay the principal of or any premium on any senior debt security at maturity;

•
failure to deposit any sinking fund payment when such payment becomes due;

•
failure to perform or breach of the covenant described above under “Restriction on Indebtedness” that continues for 60 days after the default becomes known to an officer of CFC;

•
failure to perform or breach of any other covenant or warranty in the senior indenture that continues for 60 days after written notice to CFC from the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of the series;

•
certain events of bankruptcy, insolvency or reorganization of CFC; and

•
such other events as may be specified for each series. (Section 501).

If an event of default with respect to any series of senior debt securities has occurred and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of such series may declare the principal amount (or, if the senior debt securities are original issue discount senior debt securities, such portion of the principal amount as may be specified by the terms of such senior debt securities) of all of the senior debt securities of that series to be immediately due and payable. (Section 502)
At any time after a declaration of acceleration with respect to the senior debt securities of any series and before a judgment or decree for payment of the money due has been obtained, the events of default giving rise to the declaration of acceleration will be deemed waived, and the declaration and its consequences will be deemed rescinded and annulled, if:
•
CFC has paid or deposited with the trustee a sum sufficient to pay:

•
all overdue interest on all senior debt securities of such series;

•
the principal of and premium, if any, on any senior debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such senior debt securities;

•
interest upon overdue interest at the rate or rates prescribed therefor in such senior debt securities, to the extent that payment of such interest is lawful; and

•
all amounts due to the trustee under the senior indenture; and

•
any other events of default with respect to the senior debt securities of such series, other than the nonpayment of the principal of the senior debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the senior indenture. (Section 502)

The holders of a majority in principal amount of the outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the senior debt securities of that series provided that such direction shall not be in conflict with any rule of law or the senior indenture. The trustee may take any other action that is consistent with such directions and may decline to act if the trustee determines that such direction would involve it in personal liability. (Section 507)
The holders of not less than a majority in principal amount of the outstanding senior debt securities of any series may, on behalf of the holders of all of the outstanding senior debt securities of such series, waive any past default with respect to such series and its consequences, except a default:
•
in the payment of the principal of or any premium or any interest on any senior debt security of such series; or

•
in respect of a covenant or provision which, under the terms of the senior indenture, cannot be modified or amended without the consent of the holders of all of the outstanding senior debt securities of such series. (Section 508)

The senior indenture contains provisions entitling the trustee, subject to the duty during an event of default in respect of any series of senior debt securities to act with the required standard of care, to be indemnified by the holders of the senior debt securities of the relevant series before proceeding to exercise any right or power at the request of those holders. (Sections 601 and 603)

No holder of a senior debt security of any series will have any right to institute any proceeding with respect to the senior indenture, or for the appointment of a receiver, or for any other remedy, unless:
•
an event of default with respect to the senior debt securities of such series shall have occurred and be continuing, written notice of which has previously been given to the trustee by such holder;

•
the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series have made written request for institution of such proceeding to the trustee and have offered reasonable indemnity to the trustee; and

•
the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of such series a direction inconsistent with such request, within 60 days after receipt of such notice, request and offer. (Section 509)

The senior indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of senior debt securities, give to the holders of the senior debt securities of such series notice of all uncured and unwaived defaults known to it; provided that, except in the case of a default in the payment of the principal of or any premium or any interest on, or any sinking fund or purchase fund installment with respect to, any of the senior debt securities of such series, the trustee will be protected in withholding this notice if it in good faith determines that the withholding of such notice is in the interest of those holders. Such notice shall not be given until at least 60 days after the occurrence of default in respect of the performance or breach of any covenant or warranty other than for the payment of the principal of or premium or any interest on, or any sinking fund installment with respect to, any of the senior debt securities of such series. (Section 602)
The senior indenture requires CFC to file annually with the trustee a certificate, executed by two officers of CFC, indicating each such officer’s supervision of a review of CFC’s activities and performance under the senior indenture and whether, based on such review, CFC has performed its obligations under the senior indenture or if there has been a default in the fulfillment of such obligations. (Section 1008)
Meetings
The senior indenture contains provisions for convening meetings of the holders of senior debt securities of a series if senior debt securities of such series are issuable as bearer senior debt securities. (Section 1201) A meeting may be called at any time by the trustee and also, upon request, by CFC or the holders of at least 10% in principal amount of the outstanding senior debt securities of such series, upon notice given in accordance with “Notices” below. (Section 1202) Persons entitled to vote a majority in principal amount of the outstanding senior debt securities of a series shall constitute a quorum at a meeting of holders of senior debt securities of such series. In the absence of a quorum, a meeting called by the holders of senior debt securities shall be dissolved and a meeting called by CFC or the trustee shall be adjourned for a period of at least 10 days, and in the absence of a quorum at the adjourned meeting, the meeting shall be further adjourned for a period of at least 10 days, at which further adjourned meeting persons entitled to vote 25% in aggregate principal amount of the outstanding senior debt securities of such series shall constitute a quorum. Except for any consent which must be given by the holder of each outstanding senior debt security affected thereby, as described above under “Modification of the Senior Indenture,” any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the lesser of:
•
the holders of a majority in principal amount of the outstanding senior debt securities of such series, and

•
66 2∕3% in aggregate principal amount of outstanding senior debt securities of such series represented and voting at such meeting.

However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding senior debt securities of such series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the lesser of:
•
the holders of such specified percentage in principal amount of the outstanding senior debt securities of such series, and

•
a majority in principal amount of outstanding senior debt securities of such series represented and voting at the meeting.

Any resolution passed or decision taken at any meeting of holders of senior debt securities of any series duly held in accordance with the senior indenture will be binding on all holders of senior debt securities of such series and the related coupons. (Section 1204)
Notices
Notices to holders of registered senior debt securities will be given by mail to the address of each such holder as it appears in the security register. (Section 106) Except as otherwise provided in the senior indenture or such bearer senior debt securities, notices to holders of bearer senior debt securities will be given by publication at least once in a daily newspaper in The City of New York and London and will be mailed to the persons whose names and addresses were previously filed with the trustee, within the time prescribed for the giving of such notice.
Title
CFC, the trustee and any agent of CFC or the trustee may treat the person in whose name a registered senior debt security is registered, in the case of registered senior debt securities, and the bearer of any bearer senior debt security and the bearer of any coupon, in the case of bearer senior debt securities, as the absolute owner thereof whether or not such senior debt security or coupon is overdue and notwithstanding any notice to the contrary for the purpose of making payment and for all other purposes. (Section 308)
Title to any bearer senior debt security (including any bearer senior debt security in temporary or definitive global bearer form) and any coupons will pass by delivery.
Replacement of Senior Debt Securities and Coupons
CFC will replace any mutilated senior debt security and any senior debt security with a mutilated coupon at the expense of the holder upon surrender of such mutilated senior debt security or senior debt security with a mutilated coupon to the trustee. CFC will replace senior debt securities or coupons that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft thereof satisfactory to CFC and the trustee. In the case of any coupon which becomes destroyed, stolen or lost, that coupon will be replaced upon surrender to the trustee of the senior debt security with all related coupons not destroyed, stolen or lost by issuance of a new senior debt security in exchange for the senior debt security to which such coupon relates. In the case of a destroyed, lost or stolen senior debt security or coupon an indemnity satisfactory to the trustee and CFC may be required at the expense of the holder of such senior debt security or coupon before a replacement senior debt security will be issued. (Section 306)
Satisfaction and Discharge; Defeasance
At CFC’s request, the senior indenture will cease to be in effect as to any specified series of senior debt securities (except for certain obligations to register the transfer or exchange of senior debt securities and hold moneys for payment in trust) if:
•
all the senior debt securities of such series have been cancelled by the trustee, or

•
in the case of senior debt securities and coupons not delivered to the trustee for cancellation, the senior debt securities or coupons have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption within one year and, in each case, CFC has deposited with the trustee, in trust, money and, in the case of senior debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of senior debt securities and coupons denominated in a foreign currency, foreign government senior debt securities, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay in the currency, currencies or currency units or units in which the offered senior debt securities are payable all the principal of, and interest on, the offered senior debt securities on the dates such payments are due in accordance with the terms of the offered senior debt securities, or
•
the senior debt securities or coupons are deemed paid and discharged in the manner described in the next paragraph. (Section 401)

Unless the prospectus supplement or pricing supplement relating to the offered senior debt securities provides otherwise, CFC at its option:
•
will be discharged from any and all obligations in respect of such series of senior debt securities (except for certain obligations to register the transfer or exchange of senior debt securities, replace stolen, lost or mutilated senior debt securities and coupons, maintain paying agencies and hold moneys for payment in trust), or

•
need not comply with certain restrictive covenants of the senior indenture (including those described above under “Restriction on Indebtedness”),

in each case after CFC deposits with the trustee, in trust, money, and, in the case of senior debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of senior debt securities and coupons denominated in a foreign currency, foreign government senior debt securities, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay in the currency, currencies or currency unit or units in which the offered senior debt securities are payable all the principal of, and interest on, the offered senior debt securities on the dates such payments are due in accordance with the terms of the offered senior debt securities.
Among the conditions to CFC’s exercising any such option, CFC is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the offered senior debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised. (Section 403)
At CFC’s request, the trustee will deliver or pay to CFC any U.S. government obligations, foreign government securities or money deposited, for the purposes described in the preceding two paragraphs, with the trustee by CFC and which, in the opinion of a nationally-recognized firm of independent public accountants, are in excess of the amount which would then have been required to be deposited for such purposes. In addition, the trustee, in exchange for, simultaneously, other U.S. government obligations, foreign government securities or money, will deliver or pay to CFC, at CFC’s request, U.S. government obligations, foreign government securities or money deposited with the trustee for the purposes described in the preceding two paragraphs, if, in the opinion of a nationally-recognized firm of independent public accountants, immediately after such exchange, the obligations, securities or money then held by the trustee will be in the amount then required to be deposited with the trustee for such purposes. (Section 403)
Governing Law
The senior indenture, the senior debt securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)
The Trustee
U.S. Bank National Association is the trustee under the senior indenture.
Limitations on Issuance of Bearer Securities
Under U.S. federal tax laws, certain limitations on offers, sales and delivery apply to bearer senior debt securities. CFC will set forth these limitations, as well as additional information regarding the U.S. federal income tax consequences in respect of a bearer senior debt security, in any prospectus supplement providing for the issuance of bearer senior debt securities.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES
The following description summarizes the general terms and provisions that may apply to the subordinated debt securities. Each prospectus supplement or pricing supplement will state the particular terms of the subordinated debt securities and the extent, if any, to which the general terms and provisions described herein may apply to the subordinated debt securities included in the prospectus supplement or pricing supplement.
The subordinated debt securities will be issued under an indenture dated as of October 15, 1996 between CFC and U.S. Bank National Association, as successor trustee, or other trustee to be named (the “subordinated indenture”). The subordinated indenture does not limit the aggregate principal amount of subordinated debt securities which may be issued under it. Additionally, CFC may, without the consent of the holders of the subordinated debt securities of any series, re-open a previous series of subordinated debt securities and issue additional subordinated debt securities of the same series, which additional subordinated debt securities will have the same terms as the original series except for the issue price, issue date and, in some cases, the first interest payment date. CFC will not issue any additional subordinated debt securities of the same series unless the additional subordinated debt securities will be fungible with all the subordinated debt securities of the same series for U.S. federal income tax purposes.
The statements in this prospectus concerning the subordinated indenture, one or more supplemental subordinated indentures and the subordinated debt securities do not purport to be complete and are qualified in their entirety by reference to the subordinated indenture and any supplemental subordinated indenture, each of which is or will be incorporated by reference into this prospectus.
General
The subordinated debt securities will be issued in fully registered form without coupons unless the applicable prospectus supplement provides for an issuance to be in a form registered as to principal only with or without coupons or if provided for in a supplemental subordinated indenture or board resolution, in bearer form with or without coupons, or any combination thereof. Unless specified otherwise in the prospectus supplement, all subordinated debt securities will be denominated in U.S. dollars in denominations of  $1,000 and multiples of  $1,000. (Sections 201 and 302)
The subordinated debt securities will be direct, unsecured and subordinated obligations of CFC.
If any of the subordinated debt securities are offered in a foreign currency or currency unit or if principal of, any premium or any interest on any of the subordinated debt securities is payable in any foreign currency or currency unit, the applicable prospectus supplement will describe the restrictions, elections, specific terms and other information relative to those subordinated debt securities.
CFC may issue subordinated debt securities in one or more series with the same or various maturities at or above par or with an original issue discount. Original issue discount securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) below their stated principal amount. See the disclosure regarding taxation contained in the relevant prospectus supplement for a discussion of certain federal income tax considerations with respect to any original issue discount securities.
The prospectus supplement or pricing supplement relating to the particular series of subordinated debt securities being offered will specify the amounts, prices and terms of such securities. These terms may include:
•
the title of and the limit on the aggregate principal amount of subordinated debt securities to be issued;

•
the percentage of their principal amount at which the subordinated debt securities will be sold;

•
the date or dates on which the subordinated debt securities will mature;

•
the annual rate or rates (which may be fixed or variable) or the method of determining any rate or rates at which the subordinated debt securities will bear interest;

•
the date or dates from which such interest shall accrue and the date or dates at which interest will be payable;

•
the place where payments may be made on the subordinated debt securities;

•
any redemption or sinking fund terms;

•
the denominations in which the subordinated debt securities will be issuable, if other than $1,000 and any integral multiple thereof;

•
the principal amount of original issue discount subordinated debt securities payable upon acceleration;

•
the means of satisfaction and discharge of the subordinated indenture with respect to the subordinated debt securities;

•
if the amount payable in respect of principal of or any premium or interest on any of such subordinated debt securities may be determined with reference to an index or other fact or event ascertainable outside the subordinated indenture, the manner in which the amounts will be determined;

•
if other than the currency of the United States, the currency, currencies or currency unit or units in which the payment of principal of and any premium and interest on any subordinated debt securities will be payable;

•
if other than the principal amount of the subordinated debt securities, the portion of the principal amount of the subordinated debt securities payable upon declaration of acceleration of the maturity;

•
if the principal of or premium or interest on the subordinated debt securities are to be payable in securities or other property, the type and amount of securities or other property, or the method of determining the amount, and the terms and conditions of the election;

•
the terms, if any, on which subordinated debt securities may be converted into or exchanged for securities of CFC or any other person;

•
the obligations or instruments, if any, considered eligible obligations in respect of subordinated debt securities denominated in a currency other than dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of CFC’s indebtedness in respect of the subordinated debt securities after their satisfaction and discharge;

•
if either CFC or the holders of subordinated debt securities may elect payment in a currency, currencies or currency unit or units other than that in which the subordinated debt securities are stated to be payable, then the period or periods within which, and the terms upon which, the election may be made and, if the amount of those payments may be determined with reference to an index based on a currency, currencies or currency unit or units, other than that in which the subordinated debt securities are stated to be payable, then the manner in which such amounts shall be determined;

•
whether the subordinated debt securities will be issued as registered subordinated debt securities, in a form registered as to principal only with or without coupons, or as bearer subordinated debt securities including temporary and definitive global form, or any combination thereof and applicable exchange provisions;

•
whether CFC will pay additional amounts to any holder of subordinated debt securities who is not a United States person (as defined in the disclosure relating to tax matters contained in the relevant prospectus supplement) in respect of any tax, assessment or governmental charge required to be withheld or deducted and whether CFC will have the option to redeem the applicable subordinated debt securities rather than pay additional amounts;

•
the applicability to the series of the subordinated indenture defeasance provisions;

•
any limitations on the rights of the holders of subordinated debt securities to transfer or exchange or to obtain the registration of transfer of subordinated debt securities, and the amount or terms of a service charge if any for the registration of transfer or exchange of subordinated debt securities;

•
any changes to the events of default or covenants described in this prospectus; and

•
any other terms of the subordinated debt securities not inconsistent with the provisions of the subordinated indenture. (Section 301)

Except as otherwise described in the applicable prospectus supplement, the covenants contained in the subordinated indenture would not afford holders of subordinated debt securities protection in the event of a highly-leveraged transaction involving CFC.
Subordination
The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness of CFC.
No payment of principal of, including redemption and sinking fund payments, or premium or interest on, the subordinated debt securities may be made if any senior indebtedness is not paid when due, or a default has occurred with respect to the senior indebtedness permitting the holders to accelerate its maturity and the default has not been cured or waived and has not ceased to exist. Upon any acceleration of the principal amount due on the subordinated debt securities or any payment or distribution of assets of CFC to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all senior indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment. The holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions until all amounts owing on the senior indebtedness are paid in full. (Article 15)
The term “senior indebtedness” is defined in the subordinated indenture to mean:
•
all indebtedness heretofore or hereafter incurred by CFC for money borrowed unless by its terms it is provided that such indebtedness is not senior indebtedness;

•
all other indebtedness hereafter incurred by the CFC which by its terms provides that such indebtedness is senior indebtedness;

•
all guarantees, endorsements and other contingent obligations in respect of, or obligations to purchase or otherwise acquire or service, indebtedness or obligations of others; and

•
any amendments, modifications, deferrals, renewals or extensions of any such senior indebtedness, or debentures, notes or evidences of indebtedness heretofore or hereafter issued in evidence of or exchange of such senior indebtedness.

The subordinated indenture does not limit the aggregate amount of senior indebtedness that CFC may issue. As of August 31, 2017, outstanding senior indebtedness of CFC aggregated approximately $22.9 billion, including contingent guarantees of  $1 billion.
Exchange, Registration and Transfer
Unless otherwise specified in the applicable prospectus supplement, subordinated debt securities of any series that are not global subordinated debt securities will be exchangeable for other subordinated debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. (Section 305)
Subject to the terms of the subordinated indenture and the limitations applicable to global securities, subordinated debt securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent designated by CFC for such purpose. CFC may designate itself the security registrar. No service charge will be made for any registration of transfer or exchange of subordinated debt securities, but CFC may require payment of a sum sufficient to cover any applicable tax or other governmental charge. The transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 305) Any transfer agent in addition to the security registrar initially designated by CFC for any subordinated debt securities will be named in the applicable prospectus supplement. CFC may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but CFC will be required to maintain a transfer agent in each place of payment for the subordinated debt securities of each series. (Section 602)
CFC will not be required to:
•
register the transfer of, or exchange any subordinated debt securities or any tranche thereof during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such subordinated debt security called for redemption and ending at the close of business on the day of such mailing; or

•
register the transfer of or exchange any subordinated debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such subordinated debt security being redeemed in part. (Section 305)

Payment and Paying Agents
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, payment of principal and any premium and interest on the subordinated debt securities of a particular series will be made at the office of the paying agent or paying agents that CFC may designate from time to time. Unless otherwise specified in an applicable prospectus supplement or pricing supplement, CFC will make payment on any installment of interest on registered subordinated debt securities to the person in whose name that registered subordinated debt security is registered at the close of business on the regular record date for such interest. (Section 307)
Unless otherwise specified in an applicable prospectus supplement or pricing supplement, the office of U.S. Bank National Association in the Borough of Manhattan, The City of New York will be designated as sole paying agent for payments with respect to subordinated debt securities. Any paying agents outside the United States and any other paying agents initially designated by CFC for the subordinated debt securities of a particular series will be named in an applicable prospectus supplement or pricing supplement. CFC may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but CFC will be required to maintain a paying agent in each place of payment for the subordinated debt securities of a particular series. (Section 602)
All moneys paid by CFC to a paying agent for the payment of the principal, premium or interest on any subordinated debt security that remains unclaimed at the end of two years after becoming due and payable will be repaid to CFC. After that time, the holder of that subordinated debt security will, as an unsecured general creditor, look only to CFC for payment of those amounts. (Section 603)
Redemption
Any terms for the optional or mandatory redemption of subordinated debt securities will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise provided in the applicable prospectus supplement with respect to subordinated debt securities that are redeemable at the option of the holder, subordinated debt securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption. If less than all the subordinated debt securities of a series or tranche are to be redeemed, the particular subordinated debt securities to be redeemed will be selected by a method of random selection that the security registrar deems fair and appropriate. (Section 403 and 404)

Any notice of redemption at the option of CFC may state that the redemption will be conditional upon receipt by the paying agent or agents, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such subordinated debt securities. The notice may also state that if the money has not been received, the notice will be of no force and effect and CFC will not be required to redeem such subordinated debt securities. (Section 404)
Consolidation, Merger, and Sale of Assets
CFC may not consolidate with or merge into any other corporation or transfer its assets substantially as an entirety to any person unless:
•
the successor is a corporation organized under the laws of any domestic jurisdiction;

•
the successor corporation executes a supplemental subordinated indenture pursuant to which it assumes the payment of principal of  (and premium, if any) and interest on all the subordinated debt securities and the performance of every covenant of CFC under the subordinated indenture;

•
immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing; and

•
CFC delivers to the trustee an officer’s certificate and an opinion of counsel as provided in the subordinated indenture. (Section 1101)

Modification of the Subordinated Indenture
Without the consent of any holder of subordinated debt securities, CFC and the trustee may enter into one or more supplemental subordinated indentures for any of the following purposes:
•
to evidence the assumption by any permitted successor to CFC of the covenants of CFC in the subordinated indenture and the subordinated debt securities;

•
to add one or more covenants of CFC or other provisions for the benefit of the holders of all or any series of the subordinated debt securities or to surrender any right or power conferred upon CFC by the subordinated indenture;

•
to add any additional events of default with respect to all or any series of outstanding subordinated debt securities;

•
to change or eliminate any provision of the subordinated indenture or to add any new provision to the subordinated indenture, but if the change, elimination or addition will adversely affect the interests of the holders of subordinated debt securities of any series in any material respect, the change, elimination or addition will not become effective with respect to the series;

•
to provide collateral security for the subordinated debt securities;

•
to establish the form or terms of subordinated debt securities of any series as permitted by the subordinated indenture;

•
to provide for the acceptance of appointment by a successor trustee with respect to the subordinated debt securities of one or more series and to add to or change any of the provisions of the subordinated indenture as necessary to provide for or facilitate the administration of the trusts under the subordinated indenture by more than one trustee;

•
to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of subordinated debt securities;

•
to change any place where:

•
the principal of and premium, if any, and interest, if any, on any subordinated debt securities is payable;

•
any subordinated debt securities may be surrendered for registration of transfer or exchange;

•
notices and demands to or upon CFC in respect of subordinated debt securities and the subordinated indenture may be served; or

•
to cure any ambiguity or inconsistency or to make or change any other provisions with respect to matters and questions arising under the subordinated indenture, so long as such changes or additions do not adversely affect the interests of the holders of subordinated debt securities of any series in any material respect. (Section 1201)

If the Trust Indenture Act is amended after the date of the subordinated indenture to require changes to the subordinated indenture or the incorporation of additional provisions or to permit changes to, or the elimination of, provisions which, at the date of the subordinated indenture, were required by the Trust Indenture Act to be contained in the subordinated indenture, the subordinated indenture will be deemed amended so as to conform to the amendment or to effect the changes or elimination. CFC and the trustee may, without the consent of any holders, enter into one or more supplemental subordinated indentures to evidence or effect the amendment. (Section 1201)
Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the subordinated debt securities of all series then outstanding, considered as one class, is required to add any provisions to, or change in any manner, or eliminate any of the provisions of, the subordinated indenture. However, if less than all of the series of subordinated debt securities outstanding are directly affected by a proposed supplemental subordinated indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding subordinated debt securities of all series so directly affected, considered as one class, will be required. If the subordinated debt securities of any series have been issued in more than one tranche and if the proposed supplemental subordinated indenture directly affects the rights of the holders of one or more, but less than all, tranches, the consent only of the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all tranches directly affected, considered as one class, will be required. However, no supplemental subordinated indenture may, without the consent of the holders of all of the affected outstanding subordinated debt securities:
•
change the stated maturity, installment or interest rate of any of the subordinated debt securities;

•
reduce the principal amount, any premium or the interest rate on any of the subordinated debt securities;

•
reduce the amount of the principal of original issue discount subordinated debt securities payable on acceleration of maturity;

•
change the coin or currency or other property in which any principal, premium or interest of any of the subordinated debt securities is payable;

•
impair any right to take legal action for an overdue payment;

•
reduce the percentage required for modifications to or waivers of compliance with the subordinated indenture;

•
reduce the requirements for quorum or voting; or

•
with certain exceptions, modify the provisions for the waivers of certain covenants and defaults and any of the foregoing provisions. (Section 1202)

A supplemental subordinated indenture that changes or eliminates any provision of the subordinated indenture expressly included solely for the benefit of a particular series of subordinated debt securities or tranches, or modifies the rights of the holders of subordinated debt securities of the series or tranches with respect to the provision, will be deemed not to affect the rights under the subordinated indenture of the holders of the subordinated debt securities of any other series or tranche. (Section 1202)

The subordinated indenture provides that in determining whether the holders of the requisite principal amount of the outstanding subordinated debt securities have given or taken any direction, notice, consent, waiver or other action under the subordinated indenture as of any date:
•
subordinated debt securities owned by CFC or any other obligor upon the securities or any affiliate of CFC or of the other obligor unless CFC, the affiliate or obligor owns all securities outstanding under the subordinated indenture, or all outstanding subordinated debt securities of each the series and the tranche, as the case may be, determined without regard to this bullet point shall be disregarded and deemed not outstanding;

•
the principal amount of a discount subordinated debt security deemed outstanding shall be the amount of the principal that would be due and payable as of the date of determination upon a declaration of acceleration of the maturity as provided in the subordinated indenture; and

•
the principal amount of a subordinated debt security denominated in foreign currencies or a composite currency deemed outstanding will be the dollar equivalent, determined as of that date in the manner prescribed for that subordinated debt security, of the principal amount of that subordinated debt security, or, in the case of a subordinated debt security described in the second bullet point above, of the amount described in that bullet point. (Section 101)

If CFC solicits from holders of subordinated debt securities any request, demand, authorization, direction, notice, consent, election, waiver or other act, CFC may, at its option, by board resolution, fix in advance a record date for the determination of holders of subordinated debt securities entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other act, but CFC shall have no obligation to do so. If a record date is fixed, the request, demand, authorization, direction, notice, consent, election, waiver or other act may be given before or after the record date, but only the holders of record at the close of business on the record date shall be deemed holders for the purposes of determining whether holders of the requisite proportion of the outstanding subordinated debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding subordinated debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer or in exchange or in lieu of the security in respect of anything done, omitted or suffered to be done by the trustee or CFC in reliance thereon, whether or not notation is made upon security. (Section 104)
Waiver of Certain Covenants
CFC will not be required to comply with certain restrictive covenants if the holders of at least a majority in principal amount of all series of outstanding subordinated debt securities affected waive compliance with the restrictive covenants. (Section 606)
Events of Default, Notice and Waiver
Each of the following will constitute an event of default under the subordinated indenture with respect to subordinated debt securities of any series:
•
failure to pay interest on any subordinated debt securities for 60 days after the interest becomes due and payable;

•
failure to pay principal or premium, if any, on any subordinated debt security within three business days after the subordinated debt security becomes due;

•
failure to perform or breach of any other covenant or warranty in the subordinated indenture that continues for 60 days after written notice to CFC from the trustee, or holders of at least 33% in principal amount of the outstanding subordinated debt securities of the series;

•
certain events of bankruptcy, insolvency or reorganization of CFC; and

•
such other events as may be specified for each series.

No event of default with respect to one series of subordinated debt securities necessarily constitutes an event of default with respect to another series of subordinated debt securities. (Section 801)
If an event of default with respect to any series of subordinated debt securities has occurred and is continuing, either the trustee or the holders of not less than 33% in principal amount of the outstanding subordinated debt securities of such series may declare the principal amount (or if the subordinated debt securities are original issue discount subordinated debt securities, such portion of the principal amount as may be specified by the terms of such subordinated debt securities) of all of the subordinated debt securities of that series to be immediately due and payable. However, if an event of default has occurred and is continuing with respect to more than one series of subordinated debt securities, the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding subordinated debt securities of all such series, considered as one class, and not the holders of the subordinated debt securities of any one series may make the declaration of acceleration. (Section 802)
At any time after a declaration of acceleration with respect to the subordinated debt securities of any series and before a judgment or decree for payment of the money due has been obtained, the events of default giving rise to the declaration of acceleration will be deemed waived, and the declaration and its consequences will be deemed rescinded and annulled, if:
•
CFC has paid or deposited with the trustee a sum sufficient to pay:

•
all overdue interest on all subordinated debt securities of such series;

•
the principal of and premium, if any, on any subordinated debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such subordinated debt securities;

•
interest upon overdue interest at the rate or rates prescribed therefor in such subordinated debt securities, to the extent that payment of such interest is lawful; and

•
all amounts due to the trustee under the subordinated indenture; and

•
any other events of default with respect to the subordinated debt securities of such series, other than the nonpayment of the principal of the subordinated debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the subordinated indenture. (Section 802)

If an event of default has occurred and is continuing, in respect of a series of subordinated debt securities, the holders of a majority in principal amount of the outstanding subordinated debt securities of such series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the subordinated debt securities of such series; provided that if an event of default has occurred and is continuing in respect of more than one series of subordinated debt securities, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all such series, considered as one class, may make such direction; provided further that such direction shall not be in conflict with any rule of law or the subordinated indenture, or involve the trustee in personal liability where indemnification would not, in the trustee’s discretion, be adequate. The trustee may take any other action that is consistent with such directions. (Section 812)
The holders of not less than a majority in principal amount of the outstanding subordinated debt securities of any series may, on behalf of the holders of all of the outstanding subordinated debt securities of such series, waive any past default under the subordinated indenture with respect to such series and its consequences, except a default:
•
in the payment of principal, premium or interest on any subordinated debt security of such series; or

•
in respect of a covenant or provision of the subordinated indenture which cannot be modified or amended without the consent of the holders of all of the outstanding subordinated debt securities of such series. (Section 813)

The subordinated indenture contains provisions entitling the trustee, subject to the duty during an event of default in respect of any series of subordinated debt securities to act with the required standard of care, to be indemnified by the holders of the subordinated debt securities of the relevant series before proceeding to exercise any right or power at the request of those holders. (Sections 901 and 903)
No holder of a subordinated debt security of any series will have any right to institute any proceeding with respect to the subordinated indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:
•
an event of default with respect to the subordinated debt securities of such series shall have occurred and be continuing, written notice for which has previously been given to the trustee by such holder;

•
the holders of not less than 33 1∕3% in aggregate principal amount of the outstanding subordinated debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for institution of such proceeding and have offered reasonable indemnity to the trustee; and

•
the trustee has failed to institute such proceeding and has not received from the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 807)

These limitations do not apply to a suit instituted by a holder of a subordinated debt security for the enforcement of payment of the principal of or any premium or interest on the subordinated debt security on or after the applicable maturity date specified in such subordinated debt security. (Section 808)
The subordinated indenture provides that the trustee will give notice of any uncured and unwaived default under the subordinated indenture with respect to any series of subordinated debt securities to the holders of such series in the manner and to the extent required by the Trust Indenture Act, except that no notice of any default with respect to any of CFC’s covenants or warranties shall be given until at least 75 days after the occurrence of such default. (Section 902)
The subordinated indenture requires CFC to file annually with the trustee a certificate, executed by an officer of CFC as to such officer’s knowledge of CFC’s compliance with all conditions and covenants under the subordinated indenture, determined without regard to any grace period or notice requirements. (Section 605)
Meetings
A meeting may be called at any time by the trustee and also, upon request to the trustee, by CFC or the holders of at least 33% in principal amount of the outstanding subordinated debt securities of all series and tranches upon notice given in accordance with “Notices” below. (Section 1302) Persons entitled to vote a majority in principal amount of the outstanding subordinated debt securities of such series or tranches shall constitute a quorum at a meeting of holders of subordinated debt securities of such series or tranches. However, if any action is to be taken at such meeting which the subordinated indenture provides may be taken by holders of subordinated debt securities of a specified percentage that is less than a majority in principal amount of the outstanding subordinated debt securities of such series and tranches, considered as one class, the persons entitled to vote such specified percentage in principal amount of the outstanding subordinated debt securities of such series and tranches, considered as one class, shall constitute a quorum. In the absence of a quorum, a meeting called by holders of subordinated debt securities shall be dissolved and a meeting called by CFC or the trustee shall be adjourned as determined by the chairman of the meeting. In the absence of a quorum at the adjourned meeting, the meeting shall be further adjourned for such period as may be determined by the chairman of the meeting. Except for any consent which must be given by the holder of each outstanding subordinated debt security affected thereby, as described above under “Modification of the Subordinated Indenture,” any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of a majority in aggregate principal amount of the outstanding subordinated debt securities. (Section 1304)

However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding subordinated debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding subordinated debt securities of that series. (Section 1304)
Any resolution passed or decision taken at any meeting of holders of subordinated debt securities of any series duly held in accordance with the subordinated indenture will be binding on all holders of subordinated debt securities of that series and the related coupons. (Section 1304)
Notices
Notices to holders of registered subordinated debt securities will be given by mail to the address of each such holder as it appears in the security register. (Section 106)
Title
CFC, the trustee and any agent of CFC or the trustee may treat the person in whose name a subordinated debt security is registered as the absolute owner of such subordinated debt security, whether or not such subordinated debt security may be overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes. (Section 308)
Satisfaction and Discharge; Defeasance
Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, any subordinated debt security, or any portion of the principal amount, will be deemed paid for purposes of the subordinated indenture, and, at CFC’s election, the entire indebtedness of CFC in respect thereof will be deemed satisfied and discharged, if there has been irrevocably deposited with the trustee or any paying agent other than CFC in trust any of the following in an amount sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the subordinated debt securities or portions thereof:
•
money;

•
eligible obligations; or

•
a combination of the above bullet points. (Section 701)

For this purpose, unless otherwise indicated in the applicable prospectus supplement or pricing supplement, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of its full faith and credit, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due on them, in each case which do not contain provisions permitting the redemption or other prepayment at the option of the issuer. Among the conditions to CFC’s making the election to have all indebtedness issued under the subordinated indenture deemed satisfied and discharged, CFC is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the subordinated debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred.
Replacement of Subordinated Debt Securities
CFC will replace any mutilated subordinated debt security at the expense of the holder upon surrender of such mutilated subordinated debt security to the trustee. CFC will replace subordinated debt securities that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft thereof satisfactory to CFC and the trustee. In the case of a destroyed, lost or stolen subordinated debt security, an indemnity satisfactory to the trustee and CFC may be required at the expense of the holder of such subordinated debt security before a replacement subordinated debt security will be issued. (Section 306)
Governing Law
The subordinated indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)
The Trustee
U.S. Bank National Association is the trustee under the subordinated indenture.
Limitations on Issuance of Bearer Securities
Under U.S. federal tax laws, certain limitations on offers, sales and delivery apply to bearer subordinated debt securities. CFC will set forth these limitations, as well as additional information regarding the U.S. federal income tax consequences in respect of a bearer subordinated debt security, in any prospectus supplement providing for the issuance of bearer subordinated debt securities.
GLOBAL SECURITIES
The Depository Trust Company (“DTC”) will act as securities depository for the securities. The securities will be issued as fully-registered global securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered certificates will be issued as global securities for each issue of the securities in the aggregate principal amount of such issue, and will be deposited with, or held for the benefit of, DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“direct participants”) deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of the securities (“beneficial owner”) is in turn to be recorded on the participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.
To facilitate subsequent transfers, all the securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to CFC as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).
Payments of principal and interest and redemption proceeds on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from CFC, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC, CFC or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal and interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of CFC or the trustee, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursements of such payments to the beneficial owners shall be the responsibility of participants.
DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to CFC or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, the securities certificates are required to be printed and delivered. Certificates may also be printed and delivered in the event of an event of default under the indenture and the subsequent surrender by DTC of the global securities.
CFC may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, the securities certificates will be printed and delivered.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that CFC believes to be reliable (including DTC), but CFC takes no responsibility for the accuracy thereof.
Neither CFC, the trustee nor any underwriter will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the securities, or payments to, or the providing of notice for, participants or beneficial owners.

PLAN OF DISTRIBUTION
CFC may sell the securities being offered hereby:
•
directly to purchasers,

•
through agents, or

•
through underwriters or dealers.

Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a reasonable best-efforts basis for the period of its appointment.
If underwriters are utilized in the sale, CFC will enter into an underwriting agreement with those underwriters and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the securities or warrants in respect of which this prospectus is delivered to the public.
If a dealer is utilized in the sale of any of the securities, CFC will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
The agents and underwriters may be deemed to be underwriters and any discounts, commissions or concessions received by them from CFC or any profit on the resale of the securities or warrants by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter and any such compensation received from CFC will be described in the prospectus supplement.
Under agreements entered into with CFC, agents and underwriters who participate in the distribution of the securities may be entitled to indemnification by CFC against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make.
If indicated in the prospectus supplement, CFC will authorize agents and underwriters to solicit offers by certain institutions to purchase the securities from CFC at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and unless CFC otherwise agrees the aggregate principal amount of the securities sold pursuant to contracts will be not less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to CFC’s approval. Contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the prospectus supplement or pricing supplement will be granted to agents and underwriters soliciting purchases of the securities pursuant to a contract accepted by CFC. Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.
The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the prospectus supplement or pricing supplement.
Each underwriter, dealer and agent participating in the distribution of any of the securities which are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, the securities in bearer form in the United States or its possessions or to United States persons (other than qualifying financial institutions) in connection with the original issuance of the securities. See “Limitations on Issuance of Bearer Securities.”
All the securities will be a new issue of securities with no established trading market. Any underwriters to whom the securities are sold by CFC for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for CFC in the ordinary course of business.
In connection with offerings made hereby, the underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters or agents in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and short positions created by the underwriters or agents involve the sale by the underwriters or agents of a greater aggregate principal amount of securities than they are required to purchase from CFC. The underwriters or agents also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in an offering may be reclaimed by the underwriters or agents if such securities are repurchased in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.
LEGAL OPINIONS
The validity of the securities offered hereby and certain U.S. tax matters in connection with an offering of the securities will be passed upon for CFC by Hogan Lovells US LLP, Washington, D.C. The agents, dealers or underwriters, if any, will be represented by Hunton & Williams LLP, New York, New York. Hunton & Williams LLP from time to time has performed and may perform legal services for CFC.
EXPERTS
The consolidated financial statements of National Rural Utilities Cooperative Finance Corporation as of May 31, 2017 and 2016, and for each of the years in the three-year period ended May 31, 2017, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

National Rural Utilities
Cooperative Finance Corporation

$250,000,000
5.500% Subordinated Notes due 2064
(Subordinated Deferrable Interest Notes)

Prospectus Supplement

Joint Book-Running Managers
J.P. Morgan
RBC Capital Markets
Co-Managers:
Mizuho Securities
MUFG
Scotiabank
PNC Capital Markets LLC
KeyBanc Capital Markets
SunTrust Robinson Humphrey
US Bancorp
Regions Securities LLC